As filed with the Securities and Exchange Commission November 6, 2015

Registration Statement No. 333- 206986

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IEG Holdings Corporation

(Exact name of registrant as specified in its charter)

Florida	6141	90-1069184
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6160 West Tropicana Ave, Suite E-13

Las Vegas, NV 89103

(702) 227-5626

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Mathieson

Chief Executive Officer

6160 West Tropicana Ave, Suite E-13

Las Vegas, NV 89103

(702) 227-5626

(Name, address and telephone number of agent for service)

With copies to:

Laura Anthony, Esq. Legal & Compliance, LLC 330 Clematis Street, Suite 217 West Palm Beach, FL 33401 (800) 341-2684	Stephen E. Older, Esq. McGuireWoods LLP 1345 Avenue of the Americas, 7th Floor New York, NY 10105 (212) 548-2100

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1)			Proposed Maximum Aggregate Offering Price (1)			Amount of Registration Fee
Units (2)			$10.00			$8,500,000
Common Stock, $0.001 par value per share, included as part of the Units	850,000		$-	(3)		$-	(3)	$	[●]
Warrants to purchase Common Stock, $0.001 par value per share, included as part of the Units	850,000		$-	(3)		$-	(3)	$	[●]
Common Stock, $.001 par value per share(4)	150,000		9.99			1,498,500			[●]
Warrants to purchase Common Stock, $0.001 par value per share(4)	150,000		0.01			1,500			[●]
Common Stock issuable upon exercise of Warrants (5)	1,000,000		$12.50			$12,500,000			$1,452.50
Representative’s Warrant to purchase Common Stock	50,000	$	[●]		$	[●]		$	[●]
Common Stock issuable upon exercise of Representative’s Warrants to purchase Common Stock (5)	50,000		$12.50			$625,000			$72.63
Total					$	[●]		$	[●]	(5)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2) Each Unit consists of one share of Common Stock, $0.001 par value per share, and one Warrant to purchase one share of Common Stock, $0.001 par value per share. The Company has assigned a value of $10.00 to each share of Common Stock underlying the units and $0.01 to each Warrant to purchase Common Stock underlying the units.

(3) Included in the price of the Units. No fee required pursuant to Rule 457(g) under the Securities Act.

(4) Includes securities that the underwriters have the option to purchase to cover over-allotments, if any.

(5) Pursuant to Rule 416, the registrant is also registering an indeterminate number of additional shares of Common Stock that are issuable by reason of the anti-dilution provisions of the Warrants.

(6) $2,687.13 has already been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2015

Units

IEG Holdings Corporation is offering             units. Each unit consists of one share of its common stock, par value $0.001 per share, and one warrant to purchase one share of its common stock, par value $0.001 per share. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $              per share, will be exercisable upon issuance and will expire five years from the date of issuance. The common stock and warrants are immediately separable and will be issued separately. The warrants are immediately tradable separately from the common stock with which the warrants are being issued.

Our common stock is quoted on the OTCQB® marketplace under the symbol, “IEGH.” We have applied to list our common stock and warrants on The NASDAQ Stock Market’s (“NASDAQ”) NASDAQ Capital Market under the symbols “IEGH” and “IEGHW”. There is no assurance that this application will be approved. If we do not meet NASDAQ’s minimum share price or other listing requirements, our listing application will not be approved by NASDAQ . On November 3, 2015, the last reported sale price of our common stock on the OTCQB was $10.00 per share.

We are an “emerging growth company,” as such term is defined in Section 2(a)(19) of the Securities Act of 1933, as amended, and we will be subject to reduced public reporting requirements. See “Emerging Growth Company Status.”

Persons effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

THE SECURITIES BEING OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Unit	Total
Public offering price	$	$
Underwriting discount (1)	$	$
Offering proceeds to IEG Holdings Corporation before expenses	$	$

(1) The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” beginning on page 43.

We have granted a 45 day option to the underwriters to purchase, in whole or in part, up to               additional shares of common stock and/or              additional warrants from us at the public offering price, less the underwriting discount. The shares of common stock and/or warrants issuable upon exercise of the underwriters’ over-allotment option have been registered under the registration statement of which this prospectus forms a part.

The underwriters expect to deliver our shares of common stock and warrants to purchasers of the units in this offering on or about              , 2015.

Aegis Capital Corp

The date of this prospectus is            , 2015.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Some of the factors that we believe could affect our results include:

●	limitations on our ability to continue operations and implement our business plan;

●	our history of operating losses;

●	the timing of and our ability to obtain financing on acceptable terms;

●	the effects of changing economic conditions;

●	the loss of members of the management team or other key personnel;

●	competition from larger, more established companies with greater economic resources than we have;

●	costs and other effects of legal and administrative proceedings, settlements, investigations and claims, which may not be covered by insurance;

●	costs and damages relating to pending and future litigation;

●	the impact of additional legal and regulatory interpretations and rulemaking and our success in taking action to mitigate such impacts;

●	control by our principal equity holders; and

●	the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” All historical information in this prospectus has been adjusted to reflect the 1-for-6 reverse stock split of our common stock that was effective February 22, 2013 and the 1-for-100 reverse stock split of our common stock that was effective June 17, 2015.

In this prospectus, unless the context indicates otherwise, “IEG Holdings,” the “Company,” “we,” “our,” “ours” or “us” refer to IEG Holdings Corporation, a Florida corporation, and its subsidiaries.

Our Company

We were organized as a Florida corporation on January 21, 1999, under the name Interact Technologies, Inc. (“Interact”). Interact was formed for the purpose of acquiring certain medical technology. On February 18, 1999, we changed our name to Fairhaven Technologies, Inc. (“Fairhaven”). Fairhaven’s business plan continued to involve the acquisition of certain medical technology. By June 1999, Fairhaven abandoned its business plan and had no operations until December 2001. On December 14, 2001, we changed our name to Ideal Accents, Inc. Ideal Accents, Inc. was engaged primarily in the business of accessorizing cars and trucks at the new vehicle dealer level. Ideal Accents, Inc. ceased operations in 2005. Investment Evolution Corporation, our wholly owned subsidiary (“IEC”), commenced operations in 2010 and in February 2013, we changed our name to IEG Holdings Corporation. Since March 2013, we have been engaged in the business of providing unsecured consumer loans ranging from $2,000 - $10,000 and offer loans online under the consumer brand “Mr. Amazing Loans”. Beginning in mid-2015, we changed our loan terms, such that we only offer $5,000 loans over a five year term. We are headquartered in Las Vegas, Nevada and currently originate direct consumer loans in the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia via our website and online distribution network. We are a fully licensed consumer installment loan provider in the 16 states in which we operate and we offer all loans within the prevailing statutory rates.

We have two wholly owned subsidiaries, each of which is described below:

●	IEC: Our U.S. operating entity that holds all state licenses, leases, employee contracts and other operating and administrative expenses.

●	IEC SPV, LLC (“SPV”): A bankruptcy remote special purpose vehicle that holds our U.S. loan receivables.

In 2005, Paul Mathieson, our Chief Executive Officer and a member of our Board of Directors, founded IEG Holdings Limited (“IEG”) in Sydney, Australia. IEG launched the Amazing Loans business in Australia in 2005 and the Mr. Amazing Loans business in the United States via Investment Evolution Global Corporation (“IEGC”) in 2010. From 2005 until 2012, Mr. Mathieson operated the Amazing Loans business through IEG in Australia. IEG ceased doing business in Australia in 2012. On January 28, 2013, IEGC entered into a stock exchange agreement (the “Stock Exchange Agreement”) among IEGC, its sole stockholder, IEG, and IEG Holdings. Under the terms of the Stock Exchange Agreement, we agreed to acquire a 100% interest in IEGC for 2,724,471 shares of our common stock after giving effect to a 1-for-6 reverse stock split (also adjusted for the 1-for-100 reverse stock split that took effect June 17, 2015). On February 14, 2013, we filed an amendment to our articles of incorporation, as amended, with the Secretary of State of Florida which had the effect of:

●	changing our name from Ideal Accents, Inc. to IEG Holdings Corporation,

●	increasing the number of shares of our authorized common stock to 1,000,000,000, $.001 par value,

●	creating 50,000,000 shares of “blank-check” preferred stock, and

●	effecting a 1-for-6 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”) pursuant to the terms of the Stock Exchange Agreement.

FINRA approved the amendment to our articles of incorporation, as amended, on March 11, 2013.

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On March 13, 2013, we completed the acquisition of IEGC under the terms of the Stock Exchange Agreement whereby we issued to IEG 2,724,471 shares of our common stock, after giving effect to the Reverse Stock Split, and acquired a 100% interest in IEGC. The Stock Exchange Agreement between IEGC, IEG and IEG Holdings resulted in a reverse acquisition with a public shell, with IEGC being the accounting acquirer. IEG Holdings issued 908 shares of its common stock to the stockholders of IEG (IEG transferred its ownership in IEGC to its stockholders, which is why the shares were issued to the ultimate stockholders of IEG rather than to IEG itself) for each share of IEGC, in exchange for 100% ownership interest in IEGC. We determined that IEGC was the accounting acquirer because of the following facts and circumstances:

1.	After consummation of the transaction, the ultimate stockholders of IEGC owned 99.1% of the outstanding shares of IEG Holdings;

2.	The board of directors of IEG Holdings immediately after the transaction is comprised exclusively of former directors of IEGC; and

3.	The operations of IEG Holdings immediately after the transaction are those of IEGC.

In August 2015, IEGC assigned all of its tangible and intangible assets to IEG Holdings and IEGC was dissolved.

During 2013, we issued 124,919 shares of our common stock at a price of $2.00 and $3.00 per share, and 6,642,991 shares at $0.50 per share in private placements to pre-merger existing stockholders of IEG Holdings.

On May 1, 2015, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The amendment was approved by FINRA, and became effective, on June 17, 2015. The articles of amendment effected (i) a 1-for-100 reverse stock split, and (ii) an increase in our authorized capital stock from 2,550,000,000 shares to 3,050,000,000 shares, of which 3,000,000,000 shares are common stock and 50,000,000 are preferred stock. No fractional shares were issued as a result of the reverse stock split. Rather, stockholders of fractional shares received a cash payment at a price equal to the closing price of our common stock as of the date of the reverse stock split.

For the fiscal year ended December 31, 2014 and the nine months ended September 30, 2015, we generated revenue of $529,225 and $1,327,329, respectively, and had a net loss of $5,401,754 and $4,239,353, respectively. Our accountants have raised substantial doubt regarding our ability to continue as a going concern. As noted in our consolidated financial statements, we had an accumulated stockholders’ deficit of approximately $14.7 million and recurring losses from operations as of December 31, 2014. See “Risk Factors - Our accountants have raised substantial doubt regarding our ability to continue as a going concern.”

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Company Information

Our principal office is located at 6160 West Tropicana Ave, Suite E-13, Las Vegas, NV 89103 and our phone number is (702) 227-5626. Our corporate website address is www.investmentevolution.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

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The Offering

Issuer	IEG Holdings Corporation

Securities offered by us

Up to             units, each consisting of one share of common stock and one warrant to purchase one share of common stock. The common stock and warrants are immediately separable and will be issued separately. The warrants are immediately tradable separately from the common stock with which the warrants are being issued.

Over-allotment option	We have granted the underwriters an option for a period of 45 days to purchase up to additional shares of common stock and/or additional warrants, to cover over-allotments, if any.

Common stock outstanding before this offering	27,481,309 shares

Common stock to be outstanding after this offering	shares (1)

Offering price per unit	$ . See “Determination of Offering Price” and “Plan of Distribution.”

Offering price per warrant	$ .

Use of proceeds	We expect to receive net proceeds from this offering of approximately $ million (or approximately $ million if the underwriters exercise in full their option to purchase additional shares of our common stock and/or warrants) after deducting estimated underwriting discounts and commissions, and after our offering expenses, estimated at $ million. We intend to use the net proceeds from this offering to fund new loan originations and for general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page 8 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

OTC trading symbol	IEGH

Listing	We have applied for a listing of our common stock and warrants on the NASDAQ Capital Market under the symbol “IEGH” and “IEGHW”. No assurance can be given that our application will be accepted.

(1)	The number of shares of common stock to be outstanding after the offering is based on 27,481,309, which is the number of shares outstanding on October 28 , 2015, and excludes:

●	8,000,000 shares of our common stock issuable upon the conversion of our outstanding Series A Preferred Stock;

●	166,650 shares of our common stock issuable upon the conversion of our outstanding Series F Preferred Stock;

●	484,000 shares of our common stock issuable upon the conversion of our outstanding Series G Preferred Stock; and

●	160,000 shares of our common stock issuable upon the conversion of our outstanding Series H Preferred Stock.

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SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended December 31, 2014 and 2013 and the balance sheet data as of December 31, 2014 and 2013 are derived from the audited financial statements. The summary historical financial data for the nine months ended September 30, 2015 and 2014 and the balance sheet data as of September 30, 2015 and 2014 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	Year Ended December 31,		Nine Months Ended September 30,
	2014	2013	2015	2014
			(unaudited)
Statement of Operations Data
Total revenues	$529,225	$62,949	$1,327,329	239,832
Total operating expenses	5,381,671	4,345,539	4,984,986	4,115,113
Loss from operations	(4,852,446)	(4,282,590)	(3,657,657)	(3,875,281)
Total other income (expense)	(549,308)	(195,385)	(581,696)	(433,681)
Net loss	$(5,401,754)	$(4,477,975)	$(4,239,353)	(4,308,962)
Net loss per share, basic and diluted	$(0.40)	$(0.72)	$(0.19)	(0.37)

Balance Sheet Data (at period end)
Cash and cash equivalents	$433,712	$281,879	$1,697,982	2,367,308
Working capital (1)	719,602	(280,786)	$2,759,664	(2,497,574)
Total assets	4,929,120	922,140	8,654,389	5,093,570
Total liabilities	(2,537,156)	(2,923,596)	124,080	4,143,010
Stockholders’ equity (deficit)	2,391,964	(2,001,456)	8,530,309	950,560

(1) Working capital represents total current assets less total current liabilities.

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RISK FACTORS

Investment in our common stock involves a number of substantial risks. You should not invest in our stock unless you are able to bear the complete loss of your investment. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the following factors should be carefully considered by anyone purchasing the securities offered through this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

Risks Related to Our Business and Industry

If our involvement in a December 11, 2014 article published in the Examiner or any other publicity regarding our company or the offering during the waiting period, including our December 2, 2014 press release, were held to be in violation of federal or state securities laws, we could incur monetary damages, fines or other damages that could have a material adverse effect on our financial condition and prospects.

On December 11, 2014, information about our company was published in an article by the Examiner. Our chief executive officer, Mr. Mathieson, did not participate in an interview with the author of the Examiner article. Rather, the author included certain quotations from Mr. Mathieson that were contained in prior press releases by us and summarized statements previously made by Mr. Mathieson that were contained in a prior article published by the Opportunist Magazine. Prior to its publication, the author of the December 11th article provided Mr. Mathieson a copy of the article.

In addition, we issued a press release on December 2, 2014 in which we referenced, among other things, our intention to file a registration statement on Form S-1 and to list our securities on NASDAQ . The December 2nd press release presented certain statements about our company in isolation and did not disclose many of the related risks and uncertainties described in this prospectus.

If it were determined that the December 11th article, the December 2nd press release or any of our other publicity-related activities constituted a violation of Section 5 of the Securities Act, the SEC and relevant state regulators could impose monetary fines or other sanctions as provided under relevant federal and state securities laws. Such regulators could also require us to make a rescission offer, which is an offer to repurchase the securities, to our stockholders that purchased shares in this offering. This could also give rise to a private right of action to seek a rescission remedy under Section 12(a)(2) of the Securities Act.

We are unable to quantify the extent of any monetary damages that we might incur if monetary fines were imposed, rescission were required or one or more other claims were successful. As of the date of this prospectus, we are not aware of any pending or threatened claims alleging violations of any federal or state securities laws. However, there can be no assurance that any such claim will not be asserted in the future or that the claimant in any such action will not prevail. The possibility that such claims may be asserted in the future will continue until the expiration of the applicable federal and state statutes of limitations, which generally vary from one to three years from the date of sale. If the payment of damages or fines is significant, it could have a material adverse effect on our cash flow, financial condition or prospects.

Our limited operating history and our failure since inception to achieve an operating profit makes our future prospects and financial performance unpredictable, and the current scale of our operations is insufficient to achieve profitability.

We commenced operations in 2010 and as a result, we have a limited operating history upon which a potential investor can evaluate our prospects and the potential value of an investment in our company. In addition, we have not made an operating profit since our incorporation. We remain subject to the risks inherently associated with new business enterprises in general and, more specifically, the risks of a new financial institution and, in particular, a new Internet-based financial institution. Our prospects are subject to the risks and uncertainties frequently encountered by companies in their early stages of development, including the risk that we will not be able to implement our business strategy. The current scale of our operations is insufficient to achieve profitability. If we are unable to implement our business strategy and grow our business, our business will be materially adversely affected.

Historically, we have been dependent on our credit facility.

We have been dependent on our credit facility with BFG Investment Holdings, LLC (“BFG”) to execute on our growth plans and operate our business. Effective July 15, 2015, BFG converted the credit facility from a revolving facility to a term loan , and we paid off the balance of the loan in August 2015. It will be very difficult to find a financing source to replace the revolving credit facility. The loss of our revolving credit facility could have a material adverse effect on our business. As a result of BFG’s conversion of the revolving credit facility to a term loan, monthly principal and interest payments equal to 100% of the consumer loan proceeds were due. We have been able to raise capital through the unregistered sale of shares of preferred stock to fund the increase in our loan book and, as a result, have not drawn down any funds from the credit facility since September 2014. Until we are able to replace the credit facility, we intend to continue to use the proceeds from equity sales to fund our operations.

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On August 21, 2015, we, through certain of our wholly owned subsidiaries, paid an aggregate of $1,676,954.22, representing all principal and accrued interest under the Loan and Security Agreement, as amended (the “Loan Agreement”), among BFG and certain of our wholly owned subsidiaries. As a result, there is currently no outstanding balance under the Loan Agreement. However, the Loan Agreement continues in effect and we are subject to a net profit interest under which we are required to pay BFG 20% of the “Net Profit” of its subsidiary, IEC SPV, LLC, until 10 years from the date the loan is repaid in full. Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of refinancing the loan through a third party, as provided in the Loan Agreement, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans. The Net Profit arrangement can be terminated by us upon a payment of $3,000,000 to BFG.

Because our officers and board of directors will make all management decisions, you should only purchase our securities if you are comfortable entrusting our directors to make all decisions.

Our board of directors will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with future operating income. You should not purchase our securities unless you are willing to entrust all aspects of our management to our officers and directors.

We may not be able to implement our plans for growth successfully, which could adversely affect our future operations.

Since launching online lending in July 2013, the amount we have lent to borrowers (our loan book) has grown 4,047% from $237,000 to $9,829,023  as of September 30, 2015. We expect to continue to grow our loan book and number of customers at an accelerated rate following completion of this offering. Our future success will depend in part on our continued ability to manage our growth. We may not be able to achieve our growth plans, or sustain our historical growth rates or grow at all. Various factors, such as economic conditions, regulatory and legislative considerations and competition, may also impede our ability to expand our market presence. If we are unable to grow as planned, our business and prospects could be adversely affected.

Our inability to manage our growth could harm our business.

We anticipate that our loan book and customer base will continue to grow significantly over time. To manage the expected growth of our operations and personnel, we will be required to, among other things:

●	improve existing and implement new transaction processing, operational and financial systems, procedures and controls;

●	maintain effective credit scoring and underwriting guidelines; and

●	increase our employee base and train and manage this growing employee base.

If we are unable to manage growth effectively, our business, prospects, financial condition and results of operations could be adversely affected.

We may need to raise additional capital that may not be available, which could harm our business.

Our growth will require that we generate additional capital either through retained earnings or the issuance of additional debt or equity securities. Additional capital may not be available on terms acceptable to us, if at all. Any equity financings could result in dilution to our stockholders or reduction in the earnings available to our common stockholders. If adequate capital is not available or the terms of such capital are not attractive, we may have to curtail our growth and our business, and our business, prospects, financial condition and results of operations could be adversely affected.

As an online consumer loan company whose principal means of delivering personal loans is the Internet, we are subject to risks particular to that method of delivery.

We are predominantly an online consumer loan company and there are a number of unique factors that Internet-based loan companies face. These include concerns for the security of personal information, the absence of personal relationships between lenders and customers, the absence of loyalty to a conventional hometown branch, customers’ difficulty in understanding and assessing the substance and financial strength of an online loan company, a lack of confidence in the likelihood of success and permanence of online loan companies and many individuals’ unwillingness to trust their personal details and financial future to a relatively new technological medium such as the Internet. As a result, some potential customers may be unwilling to establish a relationship with us.

Conventional “brick and mortar” consumer loan companies, in growing numbers, are offering the option of Internet-based lending to their existing and prospective customers. The public may perceive conventional established loan companies as being safer, more responsive, more comfortable to deal with and more accountable as providers of their lending needs. We may not be able to offer Internet-based lending that has sufficient advantages over the Internet-based lending services and other characteristics of conventional “brick and mortar” consumer loan companies to enable us to compete successfully.

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We may not be able to make technological improvements as quickly as some of our competitors, which could harm our ability to compete with our competitors and adversely affect our results of operations, financial condition and liquidity.

Both the Internet and the financial services industry are undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to improving the ability to serve customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend in part upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner to changing market conditions, customer requirements or emerging industry standards, our business, prospects, financial condition and results of operations could be adversely affected.

A significant disruption in our computer systems or a cyber security breach could adversely affect our operations.

We rely extensively on our computer systems to manage our loan origination and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

Our ability to protect the confidential information of our borrowers and investors may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

We process certain sensitive data from our borrowers and investors. While we have taken steps to protect confidential information that we receive or have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers and investors could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers and investors and our business and operations could be adversely affected.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting payments on loans, reduce the attractiveness of our marketplace and result in a loss of borrowers or investors.

In the event of a system outage and physical data loss, our ability to perform our servicing obligations, process applications or make loans available would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on the loans, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause borrowers and investors to abandon our marketplace, any of which could adversely affect our business, financial condition and results of operations.

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Our unsecured loans generally have delinquency and default rates higher than prime and secured loans, which could result in higher loan losses.

We are in the business of originating unsecured personal loans. As of September 30, 2015, approximately 3.04% of our customers are subprime borrowers, which we define as borrowers having credit scores below 600 on the credit risk scale developed by VantageScore Solutions, LLC. Effective November 2014, we ceased lending to any borrowers with credit scores below 600. As a result, our percentage of subprime borrowers will decrease to zero over the next four and a half years. Unsecured personal loans and subprime loans generally have higher delinquency and default rates than secured loans and prime loans. Subprime borrowers are associated with lower collection rates and are subject to higher loss rates than prime borrowers. Subprime borrowers have historically been, and may in the future become, more likely to be affected, or more severely affected, by adverse macroeconomic conditions, particularly unemployment. If our borrowers default under an unsecured loan, we will bear a risk of loss of principal, which could adversely affect our cash flow from operations. Delinquency interrupts the flow of projected interest income from a loan, and default can ultimately lead to a loss. We attempt to manage these risks with risk-based loan pricing and appropriate management policies. However, we cannot assure you that such management policies will prevent delinquencies or defaults and, if such policies and methods are insufficient to control our delinquency and default risks and do not result in appropriate loan pricing, our business, financial condition, liquidity and results of operations could be harmed. If aspects of our business, including the quality of our borrowers, are significantly affected by economic changes or any other conditions in the future, we cannot be certain that our policies and procedures for underwriting, processing and servicing loans will adequately adapt to such changes. If we fail to adapt to changing economic conditions or other factors, or if such changes affect our borrowers’ capacity to repay their loans, our results of operations, financial condition and liquidity could be materially adversely affected. At September 30, 2015, we had 134 loans considered past due at 31 + days past due, representing 8.24 % of the number of loans in our active portfolio. In addition, we had 27 loans considered delinquent at 61-90 days past due, representing 1.66% of the loans in our active portfolio. At September 30, 2015, we also had 71 loans in default (defined as 91+ days past due) representing 4.36% of the number of loans in our active portfolio. Loans become eligible for legal collection at 60 days past due.

If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations.

We maintain an allowance for loans receivable losses. To estimate the appropriate level of allowance for loan receivable losses, we consider known and relevant internal and external factors that affect loan receivable collectability, including the total amount of loan receivables outstanding, historical loan receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for loan receivable losses, our provision may be inadequate. Our allowance for loan receivable losses is an estimate, and if actual loan receivable losses are materially greater than our allowance for loan receivable losses, our financial position, liquidity, and results of operations could be adversely affected.

Our risk management efforts may not be effective.

We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to our business, assets and liabilities. Our risk management policies, procedures, and techniques, including our scoring methodology, may not be sufficient to identify all of the risks we are exposed to, mitigate the risks we have identified or identify additional risks to which we may become subject in the future.

We face strong competition for customers and may not succeed in implementing our business strategy.

Our business strategy depends on our ability to remain competitive. There is strong competition for customers from personal loan companies and other types of consumer lenders, including those that use the Internet as a medium for lending or as an advertising platform. Our competitors include:

●	large, publicly-traded, state-licensed personal loan companies such as SpringLeaf Holdings, and OneMain Financial, a subsidiary of CitiGroup;

●	peer-to-peer lending companies such as Lending Club and Prosper

●	recent startup state-licensed personal loan companies such as Avant Credit;

●	“brick and mortar” personal loan companies, including those that have implemented websites to facilitate online lending; and

●	payday lenders, tribal lenders and other online consumer loan companies.

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Some of these competitors have been in business for a long time and have name recognition and an established customer base. Most of our competitors are larger and have greater financial and personnel resources. In order to compete profitably, we may need to reduce the rates we offer on loans, which may adversely affect our business, prospects, financial condition and results of operations. To remain competitive, we believe we must successfully implement our business strategy. Our success depends on, among other things:

●	having a large and increasing number of customers who use our loans for financing needs;

●	our ability to attract, hire and retain key personnel as our business grows;

●	our ability to secure additional capital as needed;

●	our ability to offer products and services with fewer employees than competitors;

●	the satisfaction of our customers with our customer service;

●	ease of use of our websites; and

●	our ability to provide a secure and stable technology platform for providing personal loans that provides us with reliable and effective operational, financial and information systems.

If we are unable to implement our business strategy, our business, prospects, financial condition and results of operations could be adversely affected.

We depend on third-party service providers for our core operations including online lending and loan servicing, and interruptions in or terminations of their services could materially impair the quality of our services.

We rely substantially upon third-party service providers for our core operations, including online web lending and marketing and vendors that provide systems that automate the servicing of our loan portfolios which allow us to increase the efficiency and accuracy of our operations. These systems include tracking and accounting of our loan portfolio as well as customer relationship management, collections, funds disbursement, security and reporting. This reliance may mean that we will not be able to resolve operational problems internally or on a timely basis, which could lead to customer dissatisfaction or long-term disruption of our operations. If these service arrangements are terminated for any reason without an immediately available substitute arrangement, our operations may be severely interrupted or delayed. If such interruption or delay were to continue for a substantial period of time, our business, prospects, financial condition and results of operations could be adversely affected.

If we lose the services of any of our key management personnel, our business could suffer.

Our future success significantly depends on the continued service and performance of our Chief Executive Officer, Paul Mathieson and our Chief Operating Officer, Carla Cholewinski. Competition for these employees is intense and we may not be able to attract and retain key personnel. We do not maintain any “key man” or other related insurance. The loss of the service of our Chief Executive Officer or our Chief Operating Officer, or the inability to attract additional qualified personnel as needed, could materially harm our business.

We have incurred, and will continue to incur, increased costs as a result of being a public reporting company.

In April 2015, we became a public reporting company. As a public reporting company, we incur significant legal, accounting and other expenses that we did not incur as a non-reporting company, including costs associated with our SEC reporting requirements. We expect that the additional reporting and other obligations imposed on us under the Exchange Act, will increase our legal and financial compliance costs and the costs of our related legal, accounting and administrative activities significantly. Management estimates that compliance with the Exchange Act reporting requirements as a reporting company will cost in excess of $150,000 annually. Given our current financial resources, these additional compliance costs could have a material adverse impact on our financial position and ability to achieve profitable results. These increased costs will require us to divert money that we could otherwise use to expand our business and achieve our strategic objectives.

We operate in a highly competitive market, and we cannot ensure that the competitive pressures we face will not have a material adverse effect on our results of operations, financial condition and liquidity.

The consumer finance industry is highly competitive. Our success depends, in large part, on our ability to originate consumer loan receivables. We compete with other consumer finance companies as well as other types of financial institutions that offer similar products and services in originating loan receivables. Some of these competitors may have greater financial, technical and marketing resources than we possess. Some competitors may also have a lower cost of funds and access to funding sources that may not be available to us. While banks and credit card companies have decreased their lending to non-prime customers in recent years, there is no assurance that such lenders will not resume those lending activities. Further, because of increased regulatory pressure on payday lenders, many of those lenders are starting to make more traditional installment consumer loans in order to reduce regulatory scrutiny of their practices, which could increase competition in markets in which we operate.

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Negative publicity could adversely affect our business and operating results.

Negative publicity about our industry or our company, including the quality and reliability of our marketplace, effectiveness of the credit decisioning and scoring models used in the marketplace, changes to our marketplace, our ability to effectively manage and resolve borrower and investor complaints, privacy and security practices, litigation, regulatory activity and the experience of borrowers and investors with our marketplace or services, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our marketplace, which could harm our business and operating results. Harm to our reputation can arise from many sources, including employee misconduct, misconduct by our partners, outsourced service providers or other counterparties, failure by us or our partners to meet minimum standards of service and quality, inadequate protection of borrower and investor information and compliance failures and claims.

Our business is subject to extensive regulation in the jurisdictions in which we conduct our business.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders such as us. These rules and regulations generally provide for licensing as a consumer lender, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending and leasing practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each contract or loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system used by us must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency and to respond to consumers who inquire regarding any adverse reporting submitted by us to the consumer reporting agencies. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain the privacy of certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Service members Civil Relief Act, which requires us, in most circumstances, to reduce the interest rate charged to customers who have subsequently joined, enlisted, been inducted or called to active military duty.

A material failure to comply with applicable laws and regulations could result in regulatory actions, lawsuits and damage to our reputation, which could have a material adverse effect on our results of operations, financial condition and liquidity.

The Consumer Financial Protection Bureau (the “CFPB”) is a new agency, and there continues to be uncertainty as to how the agency’s actions or the actions of any other new agency could impact our business or that of our issuing banks.

The CFPB, which commenced operations in 2011, has broad authority over the business in which we engage. This includes authority to write regulations under federal consumer financial protection laws, such as the Truth in Lending Act and the Equal Credit Opportunity Act, and to enforce those laws against and examine financial institutions for compliance. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority. To assist in its enforcement, the CFPB maintains an online complaint system that allows consumers to log complaints with respect to various consumer finance products, including the loan products we facilitate. This system could inform future CFPB decisions with respect to its regulatory, enforcement or examination focus.

We are subject to the CFPB’s jurisdiction, including its enforcement authority, as a servicer and acquirer of consumer credit. The CFPB may request reports concerning our organization, business conduct, markets and activities. The CFPB may also conduct on-site examinations of our business on a periodic basis if the CFPB were to determine, through its complaint system, that we were engaging in activities that pose risks to consumers.

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There continues to be uncertainty as to how the CFPB’s strategies and priorities, including in both its examination and enforcement processes, will impact our businesses and our results of operations going forward. Actions by the CFPB could result in requirements to alter or cease offering affected loan products and services, making them less attractive and restricting our ability to offer them.

Actions by the CFPB or other regulators against us or our competitors that discourage the use of the marketplace model or suggest to consumers the desirability of other loan products or services could result in reputational harm and a loss of borrowers or investors. Our compliance costs and litigation exposure could increase materially if the CFPB or other regulators enact new regulations, change regulations that were previously adopted, modify, through supervision or enforcement, past regulatory guidance, or interpret existing regulations in a manner different or stricter than have been previously interpreted.

Our accountants have raised substantial doubt regarding our ability to continue as a going concern.

As noted in our consolidated financial statements, we had an accumulated stockholders’ deficit of approximately $14.68 million and recurring losses from operations as of December 31, 2014. We intend to fund operations through raising additional capital through debt financing and equity issuances and increased lending activities which may be insufficient to fund our capital expenditures, working capital or other cash requirements for the year ending December 31, 2015. We are continuing to seek additional funds to finance our immediate and long term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The audit report of Rose, Snyder & Jacobs LLP for the fiscal years ended December 31, 2014 and 2013 contains a paragraph that emphasizes the substantial doubt as to our continuance as a going concern. This means that there is a significant risk that we may not be able to remain operational for an indefinite period of time.

Risks Relating to Our Common Stock, Our Warrants and the Offering

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and warrants and make it difficult for our security holders to resell their common stock and/or warrants .

Our common stock is quoted on the OTCQB tier of the OTC Markets. In connection with the filing of the registration statement of which this prospectus forms a part, we applied to list our common stock and our warrants on the NASDAQ Capital Market under the symbols “IEGH” and “IEGHW”, respectively. After consummation of this offering we believe that we will satisfy the NASDAQ listing requirements and expect that our common stock and warrants will be listed on the NASDAQ Capital Market. Such listing is not guaranteed, however. If such listing is not approved, our common stock and warrants will be quoted on the OTCQB. Trading in securities quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock and warrants for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the New York Stock Exchange. These factors may result in investors having difficulty reselling any shares of our common stock and/or warrants.

There is no guarantee that our shares of common stock or warrants will be listed on NASDAQ, and if we do obtain a listing on NASDAQ, there can be no assurance that we will be able to comply with NASDAQ’s continued listing standards.

In connection with the filing of the registration statement of which this prospectus forms a part, we applied to list our common stock and warrants on the NASDAQ Capital Market under the symbols “IEGH” and “IEGHW”, respectively, subject to the satisfaction of certain conditions and meeting all of the NASDAQ Capital Market listing standards on the date of this offering. After the consummation of this offering, we believe that we will satisfy the listing requirements and expect that our common stock and warrants will be listed on the NASDAQ Capital Market. Such listing, however, is not guaranteed. If such listing is approved, there can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. Our lead underwriter, Aegis Capital Corp., is not obligated to make a market in our securities, and even if it makes a market, it can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that such market will continue.

If our common stock and warrants are approved for listing on the NASDAQ Capital Market, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying NASDAQ’s continued listing requirements. Our failure to continue to meet these requirements may result in our securities being delisted from NASDAQ.

Our stock and warrant price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock and our warrants is likely to be highly volatile in the future. You may not be able to resell shares of our common stock or our warrants following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

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●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock and/or warrants . In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and/or warrants , regardless of our actual operating performance.

Our common stock has in the past been a “penny stock” under SEC rules, and our warrants may be subject to the “penny stock” rules. It may be more difficult to resell securities classified as “penny stock.”

In the past, our common stock was a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we successfully list our common stock and our warrants on the NASDAQ Capital Market, or maintain a per-share price above $5.00, these rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

However, investors who have signed arbitration agreements may have to pursue their claims through arbitration.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock or our warrants and may affect your ability to resell our common stock and our warrants .

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock or our warrants will not be classified as a “penny stock” in the future.

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If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock and/or warrants . We are required to establish and maintain appropriate internal control over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal control over financial reporting may identify weaknesses and conditions that need to be addressed in our internal control over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal control over financial reporting may have an adverse impact on the price of our common stock and/or warrants.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act and if we fail to continue to comply, our business could be harmed and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

Our Chief Executive Officer has, and will continue to have after giving effect to this offering, voting control, which will limit your ability to influence the outcome of important transactions, including a change in control.

Mr. Mathieson beneficially owns 5,000,000 shares of our common stock and 1,000,000 shares of our Series A preferred stock convertible at any time into 8,000,000 shares of our common stock. Our Series A preferred stock votes together with the common stock on all matters submitted to our stockholders for approval and each share of Series A preferred stock entitles the holder to 1,001 votes per share. In contrast, each share of our common stock, which is the stock that forms a part of the units we are offering pursuant to this prospectus, has one vote per share. Upon the completion of this offering, Mr. Mathieson, our Chief Executive Officer, will hold approximately 97.5% of the voting power of our outstanding capital stock. Because of the 1,001-to-1 voting ratio between our Series A preferred stock and our common stock, after the completion of this offering, Mr. Mathieson will continue to control a majority of the combined voting power of our capital stock and therefore be able to control all matters submitted to our stockholders for approval. We expect that, upon the effectiveness of the registration statement of which this prospectus forms a part, Mr. Mathieson will convert all of his shares of Series A preferred stock into shares of our common stock, leaving him with more voting power over our capital stock than any other shareholder, but less than a controlling vote. Upon such conversion, he would hold approximately 36.3% of the voting power of our outstanding capital stock. Mr. Mathieson may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated voting power may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of our company and might ultimately affect the market price of our common stock and/or warrants .

As a board member, Mr. Mathieson owes a fiduciary duty to our stockholders and must act in good faith and in a manner he reasonably believes to be in the best interests of our stockholders. As a stockholder, Mr. Mathieson is entitled to vote his shares in his own interest, which may not always be in the interests of our stockholders generally. For a description of the Series A preferred stock, see the section titled “Description of Securities—Description of Series A Preferred Stock.”

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from this offering to fund new loan originations and for general corporate purposes. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

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You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to $         in units (of which our common stock forms a part) offered in this offering, at an assumed public offering price of $       per unit, and after deducting the underwriters’ discounts and commissions and other estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $         per share, or       %, at the assumed public offering price.

The conversion of our Series A preferred shares will result in the dilution of your ownership interest and could adversely impact the price of our common stock and/or warrants.

There are 1,000,000 shares of Series A preferred stock currently outstanding. Each share of our Series A preferred stock is convertible at any time into eight shares of our common stock. The conversion of all of the outstanding Series A preferred shares would result in the issuance of an aggregate of 8,000,000 shares of common stock, which would substantially dilute your ownership interest and voting power in the Company. Also, the issuance of additional shares of common stock in one or more subsequent private or public offerings would substantially dilute your ownership interest and voting power in the Company. In addition, the conversion of the Series A preferred shares into common stock may result in the sale of a significant number of shares of common stock into the market. These sales could decrease the price of our common stock and/or warrants. Also, the perceived risk of dilution from conversion of the Series A preferred stock may cause other stockholders to sell their shares before conversion or encourage short sales of our common stock. Those sales also could place further downward pressure on the price of our common stock and/or warrants.

The rights and preferences of the Series A preferred stock are discussed under “Description of Securities—Description of Series A Preferred Stock.”

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 27,481,309 shares of our common stock outstanding as of September 30 , 2015, approximately 3,753,474 shares are tradable without restriction. Given the limited trading of our common stock, resale of even a small number of shares of our common stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common stock and/or warrants .

Provisions of our amended and restated articles of incorporation, as amended, and amended and restated bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporations Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested stockholders. Further, our amended and restated articles of incorporation, as amended, authorize the issuance of up to 50,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

If an active, liquid trading market for our warrants does not develop, you may not be able to sell your warrants quickly or at a desirable price.

The warrants forming a part of the units issued in this offering will be immediately exercisable and expire on the fifth anniversary of the date of issuance. The warrants will have an initial exercise price per share equal to $            .. In the event that our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

There is no established trading market for the warrants to be sold in this offering, and the market for the warrants may be highly volatile or may decline regardless of our operating performance. We have applied for the warrants offered in this offering to be listed on the NASDAQ Capital Market under the symbol “IEGHW ”. However, an active public market for our warrants may not develop or be sustained. We cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our warrants or how liquid that market might become. If a market does not develop or is not sustained, it may be difficult for you to sell your warrants at the time you wish to sell them, at a price that is attractive to you, or at all.

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There must be a current registration statement in order for you to exercise the warrants.

Holders of warrants forming a part of the units purchased in this offering will be able to exercise the warrants only if a current registration statement relating to the common stock underlying the warrants is then in effect. Although we will attempt to maintain the effectiveness of a current registration statement covering the common stock underlying the warrants, there can be no assurance that we will be able to do so. If the registration statement covering the shares issuable upon exercise of the warrants is no longer effective, the warrants may only be exercised on a “cashless” basis and will be issued with restrictive legends unless such shares are eligible for sale under Rule 144 of the Securities Act of 1933, as amended.

Holders of our warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to our common stock. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and warrants and the price of our securities may be more volatile.

We have never paid dividends on our common stock and have no plans to do so in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See “Dividend Policy.”

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our securities in this offering will be $            million, after deducting estimated underwriting discounts and commissions and offering expenses. Our net proceeds will increase by approximately $            million if the underwriters’ option to purchase additional shares and/or warrants is exercised in full.

We intend to use the net proceeds from this offering to fund new loan originations and for general corporate purposes.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

As of October 28 , 2015, we had 1,000,000, 250,000, 1,210,000 and 160,000 shares of Series A, Series F, Series G and Series H preferred stock, respectively, issued and outstanding. Effective June 17, 2015, the Series B, Series C, Series D and Series E preferred stock were cancelled. Shares of Series A, Series F and Series G preferred stock accrue dividends at the rate of 12% per annum based on a stated value of $1.00 per preferred share and is paid monthly. Shares of Series H preferred stock accrue dividends at the rate of 10% per annum based on a stated value of $1.00 per preferred share and is paid quarterly.

CAPITALIZATION

The following table shows:

●	Our capitalization as of September 30, 2015; and

●	Our unaudited capitalization as of September 30, 2015, as adjusted to reflect (i) the receipt of the net proceeds from the sale by us in this offering of shares of common stock and warrants, after deducting $ in estimated underwriting discounts and commissions and estimated offering expenses payable by us , and (ii) the expected conversion by Mr. Mathieson of all of his shares of Series A preferred stock into shares of common stock.

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical and unaudited pro forma consolidated financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with “Selected Historical Consolidated Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2015
	Actual	As Adjusted (1)
	(unaudited)
Cash and cash equivalents	$1,697,982	$
Stockholders’ equity:
Preferred stock, $0.001 par value; 50,000,000 shares authorized , and 2,460,000 and 1 ,460,000 shares issued and outstanding on an actual basis and on an as adjusted basis , respectively	2,460
Common stock, $0.001 par value; 3,000,000,000 shares authorized , and 27,481,309 and shares issued and outstanding on an actual basis, and 3,000,000,000 shares authorized and shares issued and outstanding on an as adjusted basis , respectively	2,164,012
Additional paid-in capital	25,286,442
Subscription receivable
Accumulated deficit	(18,922,605)
Total stockholders’ equity	8,530,309
Total capitalization	$8,530,309	$

(1)	The number of shares of common stock to be outstanding after the offering is based on 27,481,309, which is the number of shares outstanding on October 28 , 2015, and excludes:

●	166,650 shares of our common stock issuable upon the conversion of our outstanding Series F Preferred Stock;

●	484,000 shares of our common stock issuable upon the conversion of our outstanding Series G Preferred Stock; and

●	160,000 shares of our common stock issuable upon the conversion of our outstanding Series H Preferred Stock .

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MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC Markets. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information. From March 11, 2013 until June 9, 2015, our shares were quoted on the Pink Current Information tier of the OTC Markets. Since June 9, 2015, our shares have been quoted on the OTCQB tier of the OTC Markets under the symbol “IEGH.”

The following table sets forth the range of high and low closing bid quotations for our common stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. As of June 17, 2015, we effected a 1-for-100 reverse stock split. All prices in the following table reflect post-reverse split prices.

Fiscal Year Ended December 31, 2013

	High	Low
Fiscal Quarter Ended:
March 31, 2013	$5.00	$5.00
June 30, 2013	$5.00	$2.00
September 30, 2013	$10.00	$4.00
December 31, 2013	$15.00	$10.00

Fiscal Year Ended December 31, 2014

	High	Low
Fiscal Quarter Ended:
March 31, 2014	$10.00	$10.00
June 30, 2014	$10.00	$10.00
September 30, 2014	$45.00	$10.00
December 31, 2014	$100.00	$19.00

Fiscal Year Ending December 31, 2015

	High	Low
Fiscal Quarter Ended:
March 31, 2015	$51.00	$38.75
June 30, 2015	$52.00	$25.00
September 30, 2015	$27.50	$8.00

On November 3, 2015, the closing price for our common stock on the OTC Markets was $10.00 per share with respect to an insignificant volume of shares.

The volume of shares traded on the OTC Markets was insignificant and therefore, does not represent a reliable indication of the fair market value of these shares. We sold shares of common stock in private placements during 2013 and 2014 at prices ranging from $0.50 per share to $3.00 per share.

Holders of Common Stock

As of October 28 , 2015, there were approximately 1,748 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

We have no securities authorized for issuance under equity compensation plans.

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DILUTION

Dilution is the amount by which the offering price paid by purchasers of units (of which common stock and warrants form a part) sold  in this offering will exceed the pro forma net tangible book value per share of common stock after the offering. As of           , our net tangible book value was approximately $           , or $            per share. Net tangible book value is the value of our total tangible assets less total liabilities. Based on the initial offering price of $            per unit (of which one share of common stock forms a part), on an as adjusted basis as of            , 2015, after giving effect to the offering of units (of which shares of common stock form a part) and the application of the related net proceeds, our net tangible book value was $          , or $          per share of common stock. Purchasers of units (of which common stock forms a part) in this offering will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table:

Assumed purchase price per unit	$
Net tangible book value per share before this offering
Decrease in net tangible book value per share attributable to new investors
Less: pro forma net tangible book value per share after this offering
Immediate dilution in net tangible book value per share to new investors

The foregoing illustration also does not reflect the dilution that would result from the exercise of the warrants sold in the offering.

The following table sets forth, as of , 2015, the number of shares of           common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing units (of which shares of common stock form a part) in this offering, after giving pro forma effect to the new investors in this offering at the initial public offering price of $           per unit, together with the total consideration paid an average price per share paid by each of these groups, before deducting underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased			Total Consideration			Average Price
	Number	Percent		Amount	Percent		per Share
Existing stockholders			%			%
New investors			%			%
Total		100.0%			100.0%

If the underwriters’ over-allotment option is exercised in full, the number of shares, included in the units offered pursuant to this prospectus , held by new investors will be        , or approximately         % of the total number of shares of common stock.

DESCRIPTION OF BUSINESS

Business Overview

We provide online unsecured $5,000 consumer loans under the consumer brand Mr. Amazing Loans via our website and online application portal at www.mramazingloans.com. We commenced business in 2010, opening our first office in Las Vegas, Nevada. Since March 2013, we have been engaged in the business of providing unsecured consumer loans ranging from $2,000 - $10,000 and offer loans online under the consumer brand “Mr. Amazing Loans”. Beginning in mid-2015, we changed our loan terms, such that we only offer $5,000 loans over a five year term. Since 2013, we have since obtained additional state lending licenses and are currently licensed and originating direct consumer loans in the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia. Loans are now provided to residents of these states via our online application and distribution network, with all loans originated, processed and serviced out of our centralized Las Vegas head office thereby eliminating the need for physical offices in the states where we are licensed to operate.

Our strategy is to address the market needs of underbanked consumers that tend to be ignored by mainstream institutional credit providers such as banks and credit unions, and charged excessive fees and interest by fringe lenders such as payday lenders. In the current global environment, we believe there is a substantial need and opportunity for the small personal loans we offer.

All of our personal loans are offered at prevailing statutory rates with fixed affordable repayments and no prepayment penalties. We conduct full underwriting on all applications including credit checks and review of bank statements to ensure customers have capacity to repay their loans, and have designed our loans to help customers reach a stronger financial position.

We plan to continue expanding our state coverage in 2015 and 2016 by obtaining state lending licenses in 9 additional states, increasing our coverage to 25 states and approximately 250 million people. As soon as we receive new state licenses we will turn on our existing online marketing and distribution channels which we expect will generate immediate business at a customer acquisition cost within our desired budget.

As of the date of this prospectus, we have no operations in Australia, and have not provided any loans in Australia. However, in 2005, Mr. Mathieson, our Chief Executive Officer and a member of our Board of Directors, founded IEG in Sydney, Australia. IEG launched the Amazing Loans business in Australia in 2005 and the Mr. Amazing Loans business in the United States through a subsidiary in 2010. From 2005 until 2012, Mr. Mathieson operated the Amazing Loans business through IEG in Australia. IEG ceased doing business in Australia in 2012.

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Market

We operate in the consumer finance industry serving the large and growing population of consumers who have limited access to credit from banks, credit card companies and other lenders. According to the Federal Deposit Insurance Corporation, there were approximately 51 million adults living in under-banked households in the United States in 2011, and one quarter of United States households had used at least one alternative financial services product in the past year. According to the Center for Financial Services Innovation’s 2011 Underbanked Market Sizing Study, the underbanked marketplace generated approximately $78 billion in fee and interest revenue in 2011 from a volume of $682 billion in principal loaned, funds transacted, deposits held and services rendered. The underbanked marketplace encompasses close to two dozen products across personal loans, vehicle loans and leases, credit cards, home equity lines of credit and student loans, and in 2011 comprised over 68 million consumers.

Installment lending to non-prime consumers is one of the most highly fragmented sectors of the consumer finance industry. We are a state-licensed Internet-based personal loan company serving in the consumer installment lending industry. Our online lending platform provides the distribution network to efficiently address this growing market of consumers without the significant costs and overhead associated with an extensive branch network. We believe we are well positioned to capitalize on the significant growth and expansion opportunity created by the continued shift of consumers to online services, such as online banking and in our case online personal loans.

We are currently licensed and providing loans online to residents of Alabama, Arizona, California, Florida, Georgia, Illinois, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia, with plans to continue to expand across the United States by acquiring additional state lending licenses. The following is a breakdown of our loan origination amounts in each licensed state for our current active loan portfolio as at September 30, 2015:

State	Origination Volume ($)	Current Principal ($)	Number of Loans
Alabama	5,000	4,966	1
Arizona	727,000	539,208	124
California	70,000	69,644	14
Florida	2,005,000	1,515,888	339
Georgia	1,018,023	814,736	168
Illinois	1,196,000	901,811	190
Louisiana	0	0	0
Missouri	258,000	222,226	46
Nevada	1,318,000	817,624	193
New Jersey	1,187,000	981,735	197
New Mexico	10,000	9,844	2
Oregon	160,000	155,278	32
Pennsylvania	430,000	410,664	78
Texas	675,000	631,306	117
Utah	35,000	29,526	7
Virginia	735,000	590,729	119
	9,829,023	7,695,184	1,627

Note: Alabama, California, Louisiana, New Mexico, Oregon, Pennsylvania and Utah are newly licensed states which went live in 2015.

Business Strategy

Our business strategy is to lower the cost of providing consumer loans by leveraging our online lending platform and distribution network, while continuing to obtain additional state licenses to enable further loan book growth and portfolio diversification. Our strategy includes a number of key elements:

●	State-Licensed Model: Our state-licensed business model is a key element of our business strategy. We are currently licensed in Alabama, Arizona, California, Florida, Georgia, Illinois, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia and plan to continue expanding across the United States by acquiring additional state lending licenses.

●	Online Distribution: We launched online lending in March 2013 and commenced online advertising in July 2013. Upon fulfillment of state regulatory requirements, we received approval from regulators in Alabama, Arizona, California, Florida, Georgia, Illinois, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia to operate solely online in these states. This allows us to fully service all 16 states from our centralized Las Vegas headquarters, which we believe is a key competitive advantage over brick and mortar lenders.

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●	Cost-Effective Customer Acquisition: Our customer acquisition costs have been reduced significantly since we launched online lending and marketing. While traditional forms of direct advertising such as radio and television typically resulted in a 10% to 15% acquisition cost, online search engine advertising has averaged 2% to 10%.

●	Continue to Grow Loan Book: Total cumulative loan originations as of September 30, 2015 have increased 4,047% to $9,829,023 since our June 30, 2013 total of $237,000. This growth in lending is attributable to launching online lending and joint venturing with a number of new marketing partners, however, such past growth is not necessarily indicative or predictive of our future results of operation. We also plan to obtain an additional 9 state lending licenses by late 2015.

Competitive Strengths

We believe our competitive strengths are:

●	Large Market and Scope for Growth: Large personal and payday loan market in the United States presents opportunity for significant growth and expansion.

●	Proven Business Model: Our founder, Chairman and CEO, Paul Mathieson, established a similar business in Australia that forms the foundation of our United States business model.

●	Regulation: We are materially compliant with state lending licenses in Alabama, Arizona, California, Florida, Georgia, Illinois, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia, and are well positioned for current and future regulatory changes due to ongoing compliance and conservative business model.

●	Customer Proposition: Our unsecured $5,000 installment loans are all offered over five years and feature affordable weekly repayments. Rates range from 23.9% - 29.9% APR which make us a low cost alternative to payday loans which have an average APR of over 400%.

●	Online Distribution: Special approval has been granted by the Alabama, Arizona, California, Florida, Georgia, Illinois, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia regulators to operate our business without a physical office location in each state. As a result, we have closed offices in Arizona, Illinois and Florida and moved to full online loan distribution, enabling us to offer loans to residents in all 16 of our licensed states from our Las Vegas headquarters. We will apply for the same regulatory approval for our 9 additional planned states in 2015.

●	Customer Acquisition: We launched online advertising in July 2013 with positive results from search engine cost per click advertising and online lead generation resulting in a 4,047% increase in our loan book from June 30, 2013 to September 30, 2015. In addition, we engaged a number of new marketing partners in 2014 and 2015, including online lead generators and direct mail. All of these avenues provide opportunities for strong growth at low customer acquisition costs.

●	Barriers to Entry: We believe that state licensure acts as a barrier to entry into our segment of the consumer loan market. We are strongly positioned with approval to operate under 15 state licenses from one centralized head office, and potential competitors would be required to obtain these licenses in order to compete with us.

Products

We currently provide $5,000 online consumer loans unsecured over a five-year term with rates ranging from 23.9% to 29.9% annual percentage rate. Our current loan portfolio also includes loans remaining from our previous product offerings which were $2,000 to $10,000 loans unsecured over a three- to five-year term.

Our personal loan products are fully amortizing, fixed rate, unsecured installment loans and all loans are offered at prevailing statutory rates, with our standard loan product being a 29.9% interest rate and annual percentage rate, fully amortizing, five year unsecured personal loan. The variations from this standard loan product in certain states is due to individual state requirements and to comply with our state lending licenses; for example, Florida requires a blended rate which caps the maximum rate on a $5,000 loan at 24% and Texas requires a different blended rate which caps the maximum rate on a $5,000 loan at 28.01%.

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The following is a breakdown of loan terms and interest rates for each currently licensed state:

State	APR $5,000 loan
Alabama	29.90%
Arizona	24.90%
California	29.90%
Florida	23.90%
Georgia	29.90%
Illinois	29.90%
Louisiana	28.90%
Missouri	29.90%
Nevada	29.90%
New Jersey	29.90%
New Mexico	29.90%
Oregon	29.90%
Pennsylvania	29.90%
Texas	27.90%
Utah	29.90%
Virginia	29.90%

The following is an illustrative profile of our personal loans:

Loan Product	-	$5,000 loans
	-	5 years
	-	28.9% average APR
	-	Fixed rate, fully amortizing
	-	No hidden or additional fees
	-	No prepayment penalties

Loan Purpose	Loans available for any purpose. Common uses include:
	-	Debt consolidation
	-	Medical expenses
	-	Home improvements
	-	Auto repairs
	-	Major purchase
	-	Discretionary spending

Average Borrower Demographic	-	640-720 credit score
	-	$ 40 ,000 - $100,000 income
	-	25 - 60 years old

We commenced originating personal loans online in July 2013. Prior to that, we provided loans to customers via our branch network, which comprised one branch in each state as required by state licensing regulations. Our online loan origination platform now means that a qualifying customer can obtain a loan from us without having to come into a branch location. We have maintained our full underwriting processes, identity verifications and fraud checks to ensure that online customers are verified to the same degree that customers were when they obtained a loan in a branch. Our new website and application portal was recently launched on www.mramazingloans.com and we expect this enhanced website with improved customer experience to be a key driver of customer conversions and loan book growth.

The following graphs depict our loan origination values and number of loans by month through July 2015:

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The following table sets forth the minimum, maximum and average credit score, income and age of our current borrowers as of September 30, 2015:

Average Borrower Demographic of Current Loan Portfolio as at September 30, 2015

Demographic	Minimum	Maximum	Average
Credit Score	575	899	653
Income	$24,000	$273,396	$61,570
Age	21	84	44

Customer Acquisition

Since launching online lending in July 2013, our marketing efforts have been focused on online customer acquisition. We saw significant increases in loan applications and inquiries as a result of search engine advertising and commenced banner advertising, remarketing and search engine optimization in 2014. We have also engaged numerous online lead generators who provide personal loan leads on a daily basis. We are continuing to develop relationships with additional lead generation partners to drive further growth.

We plan to launch a customer referral program and merchant referral program in 2015 via our www.mramazingloans.com website. We will also supplement our online marketing efforts with traditional forms of advertising (e.g. direct mail offers) to continue to drive further growth.

Loan Underwriting

Applicants apply online providing income, employment and banking information. The applicant is provided disclosures and privacy statements, and authorizes us to obtain a full credit report from Experian on the applicant and co-applicant and to verify employment prior to submitting the electronic application.

Once the application has been transmitted, a full credit report is obtained and the automated preliminary underwriting is completed based on stated income and expense data obtained from the credit report. The automated preliminary underwriting includes, but is not limited to, credit score, number of credit inquiries, outstanding unpaid collections, length of credit history, length of employment, internet protocol, or “IP,” address to verify location of applicant, and debt to income ratio.

The second step in the underwriting process for those applicants that are conditionally approved based on stated income, credit score, number of credit inquires, outstanding unpaid collections, length of credit history and length of employments, IP address, is to validate the actual income (current pay invoices and prior year W-2) and to obtain 60-90 day read-only statements from the applicant’s primary bank. During this process the pay invoices are reviewed for garnishments, hardship loans and other legal liens allowed on wages. Bank statements are transmitted electronically directly to underwriting to ensure the integrity of the information. This process allows the underwriter to review the money management of every applicant and to assess the ability to take on additional expense. It also provides the underwriter with additional debt not found on traditional credit reports such as payday loans, title loans and IRS payments that could affect the ability of the applicant to assume additional debt. If all conditions are met as it relates to money management, maximum debt to income, minimum length of employment, and satisfactory credit history the underwriter recommends final approval and request to draw documents.

The final step in the underwriting process is to present the completed file to the Chief Credit Officer for final approval and order to draw documents. The file is then reviewed for any exceptions to policy, compliance with the underwriting policies and to ensure the loan system is reflective of what has been presented by the underwriter. Applicant is then approved for a $5,000 loan based on income, ability to repay and credit strength. Rate and loan terms are fixed (fixed rate and fixed term can vary based on regulatory state maximums) as we do not utilize risk based variable pricing models eliminating the risk of discrimination and other compliance related issues.

The closing process is completed by contacting the applicant, communicating the lending decision and reviewing loan terms and conditions. Upon acceptance loan documents are emailed for electronic signature, and returned to us for final verifications, document review and funding.

Servicing

All of our loan servicing is handled in our centralized Las Vegas head office. All servicing and collection activity is conducted and documented using an industry standard loan service software system which handles and records all records and transactions of loan originations, loan servicing, collections and reporting.

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Our primary third-party servicing arrangement is with CyberRidge, LLC, a company that licenses its consumer loan software to us. We use this software for our loan management system. We have a servicing agreement with CyberRidge, LLC which renews automatically unless either party notifies the other, at least 60 days prior to the end of the renewal term. We believe the risk of termination is low as we are a paying customer of CyberRidge, LLC and have maintained a positive working relationship since 2012. In the unlikely event that the agreement were terminated, we believe 60 days’ notice would be sufficient to find a suitable replacement with minimal disruption to our business.

Portfolio Ledger Stratification as at September 30, 2015

	Current Unpaid Principal Balance	%
0 - 30 days	$7,068,139	91.85%
31 - 60 days	178,105	2.31%
61 - 90 days	123,701	1.61%
91 - 120 days	126,325	1.64%
121 - 184 days	198,914	2.58%
Total	$7,695,184	100.0%

In addition, we had 27 loans considered delinquent at 61-90 days past due, representing 1.66% of the loans in our active portfolio. At September 30, 2015, we also had 71 loans in default (defined as 91+ days past due) representing 4.36% of the number of loans in our active portfolio. Loans become eligible for legal collection at 60 days past due.

Regulation

Consumer loans in the United States are regulated at both the federal and state level. National oversight is provided by the Federal Trade Commission, which enforces the following credit laws that protect consumers’ rights to get, use and maintain credit:

●	The Truth in Lending Act promotes the informed use of consumer credit, by requiring disclosures about its terms and cost to standardize the manner in which costs associated with borrowing are calculated and disclosed.

●	The Fair Credit Reporting Act promotes the accuracy and privacy of information in the files of the nation’s credit reporting companies. If a company denies an application, under the Fair Credit Reporting Act consumers have the right to the name and address of the credit reporting company they contacted, provided the denial was based on information given by the credit reporting company.

●	The Equal Opportunity Credit Act prohibits credit discrimination on the basis of sex, race, marital status, religion, national origin, age, or receipt of public assistance. Creditors may ask for this information (except religion) in certain situations, but they may not use it to discriminate against consumers when deciding whether to grant you credit.

●	The Fair Credit Billing Act and Electronic Fund Transfer Act establish procedures for resolving mistakes on credit billing and electronic fund transfer account statements.

●	The Fair Debt Collection Practices Act (the “FDCPA”) applies to personal, family, and household debts. The FDCPA prohibits debt collectors from engaging in unfair, deceptive, or abusive practices while collecting these debts.

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In addition, the CFPB has broad authority over our business. The CFPB is a new agency which commenced operations in 2011, and there continues to be uncertainty as to how the agency’s actions or the actions of any other new agency could impact our business or that of our issuing banks. The CFPB has the authority to write regulations under federal consumer financial protection laws, such as the Truth in Lending Act and the Equal Credit Opportunity Act, and to enforce those laws against and examine financial institutions for compliance. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority. To assist in its enforcement, the CFPB maintains an online complaint system that allows consumers to log complaints with respect to various consumer finance products, including the loan products we facilitate. This system could inform future CFPB decisions with respect to its regulatory, enforcement or examination focus.

We are subject to the CFPB’s jurisdiction, including its enforcement authority, as a servicer and acquirer of consumer credit. The CFPB may request reports concerning our organization, business conduct, markets and activities. The CFPB may also conduct on-site examinations of our business on a periodic basis if the CFPB were to determine, through its complaint system, that we were engaging in activities that pose risks to consumers.

There continues to be uncertainty as to how the CFPB’s strategies and priorities, including in both its examination and enforcement processes, will impact our businesses and our results of operations going forward. Actions by the CFPB could result in requirements to alter or cease offering affected loan products and services, making them less attractive and restricting our ability to offer them.

Consumer loans are also regulated at the state level, and the regulatory requirements vary between states. We are licensed in the following states:

●	Alabama (Consumer Credit License, No. MC 22125, which commenced on August 13, 2015)

●	Arizona (Consumer Lender License, No. CL0918180, which commenced on May 20, 2011)

●	California (Finance Lender License, No. 60 DBO 35873, which commenced on July 7, 2015)

●	Florida (Consumer Finance Company License, No. CF9900865, which commenced on August 29, 2011)

●	Georgia (Certificate of Authority, No. 14021183, which commenced on March 4, 2014)

●	Illinois (Consumer Instalment Loan License, No. CI3095, which commenced on April 13, 2011)

●	Louisiana (License No. 1226052-980840, which was issued on October 2, 2105)

●	Missouri (Consumer Instalment Loan License, No. ###-##-####, which commenced on April 7, 2014)

●	Nevada (Installment Loan License, No. II22748, which commenced on June 15, 2010)

●	New Jersey (Consumer Lender License, No. L066960, which commenced on April 24, 2014)

●	New Mexico (Certificate of Authority, No. 5012554, which commenced on January 29, 2015

●	Oregon (Consumer Finance License, No. 0407-001-C, which commenced on January 8, 2015)

●	Pennsylvania (Consumer Lender License, No. 49269, which commenced on December 23, 2014)

●	Texas (Regulated Lender License, No. 1400031843-150319, which commenced on November 14, 2014)

●	Utah (Consumer Lender License which commenced on February 5, 2015)

●	Virginia (Certificate of Authority, No. CIS0368, which commenced on March 5, 2014)

State licensing statutes impose a variety of requirements and restrictions on us, including:

●	record-keeping requirements;

●	restrictions on servicing practices, including limits on finance charges and fees;

●	disclosure requirements;

●	examination requirements;

●	surety bond and minimum net worth requirements;

●	financial reporting requirements;

●	notification requirements for changes in principal officers, stock ownership or corporate control;

●	restrictions on advertising; and

●	review requirements for loan forms.

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The statutes also subject us to the supervisory and examination authority of state regulators in certain cases.

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

Competition

We operate in a highly competitive environment. Several personal consumer loan companies operate in the United States. Our competitors include:

●	large, publicly-traded, state-licensed personal loan companies,

●	peer-to-peer lending companies, such as Lending Club and Prosper,

●	recent startup state-licensed personal loan companies, such as Avant Credit,

●	“brick and mortar” personal loan companies, including those that have implemented websites to facilitate online lending, and

●	payday lenders, tribal lenders and other online consumer loan companies.

We believe we compete based on affordable repayment terms, favorable interest rates and low overhead due to on-line distribution. We believe that in the future we will face increased competition from these companies as we expand our operations. Most of the entities against which we compete, or may compete, are larger and have greater financial resources than us. No assurance can be given that increased competition will not have an adverse effect on our company.

Office Locations

Our executive offices, which also serve as our centralized operational headquarters and Nevada branch, are located at 6160 West Tropicana Ave, Suite E-13, Las Vegas, Nevada 89103. This facility occupies a total of approximately 2,125 square feet under a lease that expires in September 2016. Our annual rental cost for this facility is approximately $55,250, plus a proportionate share of operating expenses of approximately $12,112 annually. We believe this facility is adequate for our current and near term future needs due to our online strategy and our ability to operate 7 days a week with unrestricted hours of operation from this location.

We lease approximately 1,200 square feet in Chicago, Illinois under a lease expiring in July 2016. Our annual rental for this office is approximately $33,000 plus a proportionate share of operating expenses. We subleased this office in September 2014 for $19,200 annually and will continue to pay the remaining rent until expiration of the lease.

We lease approximately 1,400 square feet in Phoenix, Arizona under a lease expiring in April 2016. Our annual rental for this office is approximately $24,000, plus a proportionate share of operating expenses.

We lease approximately 4,024 square feet in West Palm Beach, Florida under a lease expiring in August 2016. Our annual rental for this office is approximately $96,000, plus a proportionate share of operating expenses.

We no longer use the offices located in Phoenix and West Palm Beach and we are currently attempting to sublease them.

Employees

As of October 28 , 2015, we had six full-time employees and six part-time employees. None of our employees is represented by a union. We consider our relations with our employees to be good.

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Corporate History

We were organized as a Florida corporation on January 21, 1999, under the name Interact Technologies, Inc. (“Interact”). Interact was formed for the purpose of acquiring certain medical technology. On February 18, 1999, we changed our name to Fairhaven Technologies, Inc. (“Fairhaven”). Fairhaven’s business plan continued to involve the acquisition of certain medical technology. By June 1999, Fairhaven abandoned its business plan and had no operations until December 2001. On December 14, 2001, we changed our name to Ideal Accents, Inc. Ideal Accents, Inc. was engaged primarily in the business of accessorizing cars and trucks at the new vehicle dealer level. Ideal Accents, Inc. ceased operations in 2005. IEC, our wholly owned subsidiary, commenced operations in 2010 and in February 2013, we changed our name to IEG Holdings Corporation. Since March 2013, we have been engaged in the business of providing unsecured consumer loans ranging from $2,000 - $10,000 and offer loans online under the consumer brand “Mr. Amazing Loans”. Beginning in mid-2015, we changed our loan terms, such that we offer only $5,000 loans over a five year term. We are headquartered in Las Vegas, Nevada and originate direct consumer loans in the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia via our website and online distribution network. We are a fully licensed consumer installment loan provider in the 16 states in which we operate and we offer all loans within the prevailing statutory rates.

We have two wholly owned subsidiaries, each of which is described below:

●	IEC: Our U.S. operating entity that holds all state licenses, leases, employee contracts and other operating and administrative expenses.

●	SPV: A bankruptcy remote special purpose vehicle that holds our U.S. loan receivables.

In 2005, Mr. Mathieson, our Chief Executive Officer and a member of our Board of Directors, founded IEG in Sydney, Australia. IEG launched the Amazing Loans business in Australia in 2005 and the Mr. Amazing Loans business in the United States via IEGC in 2010. From 2005 until 2012, Mr. Mathieson operated the Amazing Loans business through IEG in Australia. IEG ceased doing business in Australia in 2012. On January 28, 2013, IEGC entered into a stock exchange agreement (the “Stock Exchange Agreement”) among IEGC, its sole stockholder, IEG, and our company. Under the terms of the Stock Exchange Agreement, we agreed to acquire a 100% interest in IEGC for 2,724,471 shares of our common stock after giving effect to a 1-for-6 reverse stock split (also adjusted for the 1-for-100 reverse stock split that took effect June 17, 2015). On February 14, 2013, we filed an amendment to our articles of incorporation, as amended, with the Secretary of State of Florida which had the effect of:

●	changing our name from Ideal Accents, Inc. to IEG Holdings Corporation,

●	increasing the number of shares of our authorized common stock to 1,000,000,000, $.001 par value,

●	creating 50,000,000 shares of “blank-check” preferred stock, and

●	effecting the Reverse Stock Split pursuant to the terms of the Stock Exchange Agreement.

FINRA approved the amendment to our articles of incorporation, as amended, on March 11, 2013.

On March 13, 2013, we completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 2,724,471 shares of our common stock after giving effect to the Reverse Stock Split whereby we acquired a 100% interest in IEGC. The stock exchange agreement between IEGC, IEG and IEG Holdings resulted in a reverse acquisition with a public shell, with IEGC being the accounting acquirer. IEG Holdings issued 908 shares of its common stock to the stockholders of IEG (IEG transferred its ownership in IEGC to its stockholders, which is why the shares were issued to the ultimate stockholders of IEG rather than to IEG itself) for each share of IEGC, in exchange for 100% ownership interest in IEGC. We determined that IEGC was the accounting acquirer because of the following facts and circumstances:

1.	After consummation of the transaction, the ultimate stockholders of IEGC own 99.1% of the outstanding shares of IEG Holdings;

2.	The board of directors of IEG Holdings immediately after the transaction is comprised exclusively of former directors of IEGC; and

3.	The operations of IEG Holdings immediately after the transaction are those of IEGC.

In August 2015, IEGC assigned all of its tangible and intangible assets to IEG Holdings and IEGC was dissolved.

On May 1, 2015, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The amendment was approved by FINRA, and became effective, on June 17, 2015. The articles of amendment effected (i) a 1-for-100 reverse stock split, and (ii) an increase in our authorized capital stock from 2,550,000,000 shares to 3,050,000,000 shares, of which 3,000,000,000 shares are common stock and 50,000,000 are preferred stock. No fractional shares were issued as a result of the reverse stock split. Rather, stockholders of fractional shares received a cash payment at a price equal to the closing price of our common stock as of the date of the reverse stock split.

During 2013, we issued 124,919 shares of our common stock at a price of $2.00 and $3.00 per share, and 6,642,991 shares at $0.50 per share in private placements to existing stockholders of IEG Holdings.

Legal Proceedings

We are not a party to any pending or threatened litigation.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Statement Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We are a consumer finance company providing responsible online personal loan products to customers in 16 states via our website and online application portal. We provide unsecured loans to individuals. Our $5,000 online personal loans range from 23.9%-29.9% APR and all are unsecured over a five-year term. We have a five-year track record of high quality origination, underwriting and servicing of personal loans to underbanked consumers. We leverage our experience and knowledge in the consumer finance industry to achieve a meaningful return on our investment in the loan portfolio.

We have the ability to finance our businesses from a diversified source of capital and funding, including financings in the capital markets. During 2014 and the first nine months of 2015, we demonstrated the ability to attract capital markets funding for our core personal loans by completing private placements of common stock and preferred stock.

We operate in one business segment: Consumer Loans.

Nine Months Ended September 30, 2015 Compared to Nine Months Ended September 30, 2014

Interest Revenue

For the nine months ended September 30, 2015, interest revenue increased to $1,298,112, compared to $237,519 for the nine months ended September 30, 2014. This increase was due to the significant growth in our interest-earning loan book of consumer receivables. We expect our interest revenue to grow significantly in future periods as we continue to grow our loan book.

Other Revenue

For the nine months ended September 30, 2015, other revenue increased to $29,217, compared to $2,313 for the nine months ended September 30, 2014. Other revenue consisted of decline lead revenue, late/dishonor fees, loss recovery and stock application/processing fees. The increase was attributable to increased decline lead revenue through improved decline lead monetization processes.

Salaries and Wages Expenses

For the nine months ended September 30, 2015, salaries and wages expenses decreased to $1,551,382, compared to $1,655,392 for the nine months ended September 30, 2014. The decrease was primarily attributable to lower bonus costs in the period.

Other Operating Expenses

For the nine months ended September 30, 2015, other operating expenses increased to $905,721, compared to $657,509 for the nine months ended September 30, 2014. The increase was attributable to the higher costs associated with a significantly higher volume of loan applications to process and larger loan book to service.

Consulting Fees

For the nine months ended September 30, 2015, consulting fees increased to $905,002, compared to $678,023 for the nine months ended September 30, 2014. The increase was attributable to timing of capital raising fees incurred with significant new equity being raised in the period.

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Provision for Credit Losses

For the nine months ended September 30, 2015, the provision for credit losses expense increased to $793,619, compared to $344,558 for the nine months ended September 30, 2014. We carry a provision for credit losses which is estimated collectively based on our loan portfolio and general economic conditions. The increase in provision for credit losses from the same period in the prior year was due to the significantly larger loans receivable outstanding balance of $7,695,184 at September 30, 2015 compared to loans receivable outstanding of $2,849,114 at September 30, 2014.

Advertising

For the nine months ended September 30, 2015, advertising expenses increased to $527,452, compared to $288,539 for the nine months ended September 30, 2014. This increase is attributable to the increase in customer acquisition costs incurred to grow the loan book, including online advertising, direct mail, and lead generation costs.

Rent Expense

For the nine months ended September 30, 2015, rent expense decreased to $187,975, compared to $192,189 for the nine months ended September 30, 2014. The minimal movement was in line with expectations.

Travel, Meals and Entertainment

For the nine months ended September 30, 2015, travel, meals and entertainment expenses decreased to $101,628, compared to $287,373 for the nine months ended September 30, 2014. Travel, meals and entertainment expenses include corporate travel for meetings and investor presentations, as well as other investor related expenses. The decrease is attributable to a number of prior year expenses being submitted and reimbursed at June 30, 2014.

Depreciation and Amortization

For the nine months ended September 30, 2015, depreciation and amortization marginally increased to $12,207, compared to $11,530 for the nine months ended September 30, 2014. The minimal movement was in line with expectations.

Interest Expense

For the nine months ended September 30, 2015, interest expense increased to $596,452, compared to $433,681 for the nine months ended September 30, 2014. The increase is due to interest paid on working capital loans and preferred stock deposits.

Three Months Ended September 30, 2015 Compared to Three Months Ended September 30, 2014

Interest Revenue

For the three months ended September 30, 2015, interest revenue increased to $520,373, compared to $144,059 for the three months ended September 30, 2014. This increase due to the significant growth in our interest-earning loan book of consumer receivables. We expect our interest revenue to grow significantly in future periods as we continue to grow our loan book.

Other Revenue

For the three months ended September 30, 2015, other revenue increased to $19,494, compared to $1,100 for the three months ended September 30, 2014. Other revenue consisted of decline lead revenue, late/dishonor fees, loss recovery and stock application/processing fees. The increase was attributable to increased decline lead revenue through improved decline lead monetization processes.

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Salaries and Wages Expenses

For the three months ended September 30, 2015, salaries and wages expenses decreased to $718,532, compared to $914,610 for the three months ended September 30, 2014. The decrease was primarily attributable to lower bonus costs in the period.

Other Operating Expenses

For the three months ended September 30, 2015, other operating expenses increased to $329,441, compared to $222,624 for the three months ended September 30, 2014. The increase was attributable to the higher costs associated with a significantly higher volume of loan applications to process and larger loan book to service.

Consulting Fees

For the three months ended September 30, 2015, consulting fees increased to $282,189, compared to $88,955 for the three months ended September 30, 2014. The increase was attributable to timing of capital raising fees incurred with significant new equity being raised in the period.

Provision for Credit Losses

For the three months ended September 30, 2015, the provision for credit losses expense increased to $213,611, compared to $142,182 for the three months ended September 30, 2014. We carry a provision for credit losses which is estimated collectively based on our loan portfolio and general economic conditions. The increase in provision for credit losses from prior year was due to the significantly larger loans receivable outstanding balance of $7,695,184 at September 30, 2015 compared to loans receivable outstanding of $2,849,114 at September 30, 2014.

Advertising

For the three months ended September 30, 2015, advertising expenses increased to $211,828, compared to $142,787 for the three months ended September 30, 2014. The increase was attributable to the increase in customer acquisition costs incurred to grow the loan book, including online advertising, direct mail, and lead generation costs.

Rent Expense

For the three months ended September 30, 2015, rent expense marginally decreased to $57,372, compared to $69,404 for the three months ended September 30, 2014. The minimal movement was in line with expectations.

Travel, Meals and Entertainment

For the three months ended September 30, 2015, travel, meals and entertainment expenses decreased to $25,718, compared to $32,023 for the three months ended September 30, 2014. Travel, meals and entertainment expenses include corporate travel for meetings and investor presentations, as well as other investor related expenses. The minimal movement was in line with expectations.

Depreciation and Amortization

For the three months ended September 30, 2015, depreciation and amortization marginally increased to $4,192, compared to $3,746 for the three months ended September 30, 2014. The minimal movement was in line with expectations.

Interest Expense

For the three months ended September 30, 2015, interest expense decreased to $122,225, compared to $199,986 for the three months ended September 30, 2014. The decrease is due to repayment of BFG loan facility in August 2015.

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Financial Position

Cash and Cash Equivalents

We had cash and cash equivalents of $1,697,982 as of September 30, 2015, compared to $433,712 as of December 31, 2014. The increase was due to significant capital raising of both common and preferred shares.

Loans Receivable

We had net loan receivables of $6,760,219 as of September 30, 2015, as compared to $4,316,316 as of December 31, 2014. The increase was due to our continued growth in loan originations.

Other Receivables

We had other receivables of $106,955 as of September 30, 2015, as compared to $25,882 as of December 31, 2014. Other receivables comprised outstanding invoices for decline lead revenue due from marketing partners and accrued interest receivable on our consumer loans at September 30, 2015. The increase in other receivables is primarily due to the increase in accrued interest receivable due to our significantly larger loan book.

Property and Equipment

We had net property and equipment of $43,010 as of September 30, 2015 as compared to $36,100 as of December 31, 2014. The minimal movement was in line with expectations.

Loan Costs

Our net loan costs decreased from $77,781 as of December 31, 2014 to $0 as of September 30, 2015 due to the full amortization of capitalized loan cost upon the full repayment of the BFG loan facility in August 2015.

Accounts Payable and Accrued Expenses

We had accounts payable and accrued expenses of $48,437 as of September 30, 2015, compared to $172,139 as of December 31, 2014. The decrease was due to management’s decision to pay a number of September expenses in full in the current period so no accrual required.

CEO Accrued Wages

We had CEO accrued wages of $0 as of September 30, 2015, compared to $106,588 as of December 31, 2014. The reduction in accrued wages is due to CEO wages being paid in full in the current period and so no accrual required.

Senior Debt

We had senior debt of $0 as of September 30, 2015 and $2,230,000 as of December 31, 2014. This senior debt comprised advances from our $10 million revolving facility. This credit facility was converted into a term loan in July 2015 and was fully repaid on August 21, 2015.

Financial Condition, Liquidity and Capital Resources

We continue to incur operating expenses in excess of net revenue and will require capital infusions to sustain our operations until operating results improve. We may not be able to obtain such capital in a timely manner and as a result may incur liquidity imbalances.

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Liquidity and Capital Resources

We used cash in operations of $2,948,727 during the nine months ended September 30, 2015, compared to $2,639,399 during the nine months ended September 30, 2014, and this increase is in line with expectations due to the continued growth or our loan book and associated higher operating expenses. We used net cash from investing activities of $3,256,639 during the nine months ended September 30, 2015, compared to $2,838,994 during the nine months ended September 30, 2014. The increase in cash used in investing activities is primarily due to an increase in loans receivable originated.

We were provided $7,469,636 of net cash from financing activities during the nine months ended September 30, 2015, compared to $7,563,822 during the same period in 2014. The funds were attributable to proceeds from preferred stock and proceeds from common stock received in the nine months ended September 30, 2015 and was a minimal change from the corresponding period in 2014.

At September 30, 2015, we had cash on hand of $1,697,982, which is not sufficient to meet our operating needs for the next 12 months. We plan to continue to raise the required capital to meet our operating needs via equity capital raisings.

The credit facility is also subject to a net profit interest under which the Company will pay BFG Loan Holdings, LLC, 20% of its subsidiary IEC SPV, LLC’s “Net Profit” until 10 years from the date the loan was repaid in full. Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of an approved Refinance Event, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans. If the Refinance event shall be approved by BFG Loan Holdings, LLC and occur as set forth in the agreement, the net profit percentage shall be reduced to 10%. The Net Profit arrangement can be terminated by the Company upon a payment of $3,000,000. Net profit interest for the nine months ended September 30, 2015 and 2014 was $69,297 and 0 respectively.

Off-Balance Sheet Arrangements

As of September 30, 2015, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Going Concern

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported recurring losses and has not generated positive net cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company is increasing its revenue and management intends to seek additional capital sufficient to continue operations. If the Company is not successful in raising sufficient capital, it may have to delay or reduce expenses, or curtail operations. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

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Loans Receivable and Interest Income

The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 60 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At September 30, 2015, 98 loans with a total balance of $448,939 were delinquent.

Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies and industry index. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management’s judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

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Impaired Loans

The Company assesses loans for impairment individually when a loan is 90 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectable due to consumer specific circumstances.

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

Income Taxes

We account for income taxes using the liability method in accordance with FASB Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Earnings and loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive.

Fair Value of Financial Instruments

Carrying amounts reported in the consolidated balance sheets for receivables, accounts payable, and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

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Recent Accounting Pronouncements

The recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

APPOINTMENT OF AUDITOR

Prior to engaging Rose, Snyder & Jacobs LLP as our independent registered public accounting firm, we did not, and our predecessor did not, have an independent registered public accounting firm to audit our or our predecessor’s financial statements.

On February 21, 2013, our board of directors appointed Rose, Snyder & Jacobs LLP as our independent registered public accounting firm. Rose, Snyder & Jacobs LLP audited our financial statements for the fiscal years ended December 31, 2014 and 2013 and has been engaged as our independent registered public accounting firm for our fiscal year ending December 31, 2015. During our two most recent fiscal years and through the date of Rose, Snyder & Jacobs LLP’s appointment, we did not consult with Rose, Snyder & Jacobs LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this prospectus. Our directors are elected by our stockholders at each annual meeting and serve for one year and until their successors are elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position(s)
Paul Mathieson	40	Chief Executive Officer & Director
Carla Cholewinski	62	Chief Operating Officer and Chief Credit Officer
Matthew I. Banks	39	Director
Ian M. Gilmour	69	Director
Harold A. Hansen	67	Director

Biographical information concerning the directors and executive officers listed above is set forth below.

Paul Mathieson. Mr. Mathieson has served as the Chief Executive Officer and member of our board of directors since 2012. In 2005, Mr. Mathieson founded IEG Holdings Limited in Sydney, Australia which launched the Amazing Loans business in Australia in 2005 and the Mr. Amazing Loans business in the United States through a subsidiary in 2010. In recognition of IEG Holdings Limited’s success, Mr. Mathieson was awarded Ernst & Young’s 2007 Australian Young Entrepreneur of the Year (Eastern Region). Mr. Mathieson has over 20 years finance industry experience in lending, funds management, stock market research and investment banking. His career has included positions as Financial Analyst/Institutional Dealer with Daiwa Securities from 1995 to 1995, Head of Research for Hogan & Partners Stockbrokers from 1995 to 2000, and Investment Banking Associate with ING Barings from 2000 to 2001. In addition, from 2002 to 2010, Mr. Mathieson was the Founder and Managing Director of IE Portfolio Warrants, a funds management business that offered high return and leveraged structured Australian equities products. Mr. Mathieson received a Bachelor of Commerce from Bond University, Queensland, Australia in 1994 and a Master’s Degree of Applied Finance from Macquarie University, New South Wales, Australia in 2000.

Carla Cholewinski. Ms. Cholewinski has served as our Chief Operating Officer since 2008 and has over 37 years’ experience in the finance industry including banking, credit union management, regulatory oversight, debt securitization and underwriting. Her career has included positions as Vice President and Branch Manager at Glendale Federal Bank from 1976 to 1986, Vice President and District Sales and Lending Manager with California Federal Bank from 1986 to 1992, Mortgage Banker with First Choice Financial Services from 1992 to 1995, Corporate Vice President of Lending and Collections with WesStar Credit Union from 1995 to 1999, Chief Lending Officer for American Corp & Funding from 1999 to 2000, Chief Credit Officer for Security State Savings Bank from 2000 to 2004, and Chief Credit Officer for Fifth Street Bank from 2004 to 2008. Since 2008, Ms. Cholewinski has served as our Chief Operating Officer and Chief Credit Officer and has utilized her extensive finance, banking and regulatory experience to grow the business from initial launch to our current level of operations.

Matthew I. Banks. Mr. Banks has served as a member of our board of directors since his appointment in January 2015. Mr. Banks has been a finance broker with Quantum Business Finance, an asset finance business, since 2010, and has been a founding director of Rumble Resources, a junior mining company, since 2011. In 2000, Mr. Banks founded ECG, a sports marketing company in Melbourne, Australia. He served as a director of ECG from 2000 to 2010.

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Ian M. Gilmour. Mr. Gilmour was appointed as a member of our board of directors in January 2015. Mr. Gilmour has served as a director and company secretary for AQRB Pty Ltd. (formerly known as Audit Quality Review Board Limited), a company which provided reports on the independence and quality reviews of the four large audit firms in Australia (now dormant), since 2005, and for Gilmour & Co. Pty Ltd., a private company providing company secretarial and Director services through Mr. Gilmour), since June 2003. In addition, Mr. Gilmour has served as part-time company secretary for RedHill Education Limited, a company providing certain education courses and services, since 2011, for Property Exchange Australia Limited, a company formed to develop and run an electronic platform for property transactions in Australia, since 2010, for Optalert Holdings Pty Ltd., a company established to develop and sell a drowsiness detection product, since 2013 and for Sydney Institute of Marine Science, a company owned by four Sydney universities which conducts marine research and education primarily focused on Sydney Harbour, since 2013. Mr. Gilmour previously served as a part-time corporate secretary for Benthic Geotech Pty Ltd., a mining services company, and for Fluorotechnics Limited, a research company in the biotech sector, until 2012. Mr. Gilmour was an auditor for Coopers & Lybrand (now PricewaterhouseCoopers) from 1965 to 1975.

Harold A. Hansen. Mr. Hansen was appointed as a member of our board of directors in January 2015. Mr. Hansen was appointed a certified public accountant in 1971 and was the managing partner in an accounting firm for over 40 years. He served as a part-time director and consultant for Hansens Accountants after 2010 and as a part-time director and company secretary for R & H Nominees Pty Ltd., a trustee company, since 1975.

There are no family relationships between any of the executive officers and directors.

Director Qualifications

Mr. Mathieson was appointed to our board in March 2013 following the reverse merger with IEGC described in this prospectus. Given his role in the founding and/or operations of IEGC, we believe he remains a good fit for our current needs. Mr. Mathieson has significant operational experience in our industry and brings both a practical understanding of the industry and as well as hands-on experience in our business sector to our board and a greater understanding of certain of the challenges we face in executing our growth strategy.

Our board believes that Mr. Banks’ qualifications to serve on our board include extensive experience in investing, consulting and management.

Mr. Gilmour brings significant business, management and accounting experience to the board through his various positions as corporate secretary, as well as his experience as an auditor. We expect that his experience and perspective will be beneficial to the board, and his knowledge of accounting and financial reporting processes will assist our directors in understanding and overseeing our financial reporting and internal controls.

Mr. Hansen brings financial expertise to our board of directors. We expect that Mr. Hansen’s knowledge of accounting and financial reporting processes will assist our directors in understanding, advising and overseeing our financing and investing activities, financial reporting and internal control of such activities.

Board of Directors and Board Committees

Our board has established the following committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of the audit committee, the compensation committee and the nominating and corporate governance committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board.

The majority of our board members are independent. The board has determined that each of Messrs. Banks, Gilmour and Hansen is an independent director pursuant to the requirements of NASDAQ , and each of the members of the audit committee satisfies the additional conditions for independence for audit committee members required by NASDAQ . In addition, each of the members of the compensation committee satisfies the additional conditions for independence for compensation committee members required by NASDAQ .

Audit Committee

Messrs. Banks, Gilmour and Hansen, each an independent director, serve on our audit committee. Mr. Gilmour is the chair of the audit committee. The primary role of the audit committee is to oversee the financial reporting and disclosure process. The board has determined that Mr. Hansen qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

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Compensation Committee

Messrs. Banks and Hansen, each an independent director, serve on our compensation committee. Mr. Hansen is the chair of the compensation committee. The committee is responsible for carrying out the responsibilities delegated by the board relating to review and determination of executive compensation. Each member of the committee is independent, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Code.

Nominating and Corporate Governance Committee

Messrs. Banks, Gilmour and Hansen, each an independent director, serve on our nominating committee. Mr. Banks is the chair of this committee. The committee is responsible for carrying out the responsibilities delegated by the board relating to our director nominations process, developing and maintaining our corporate governance policies and any related matters required by federal securities laws.

Our nominating and corporate governance committee will consider any director candidates recommended by our stockholders. We do not have a policy regarding the minimum qualifications for director candidates, including candidates recommended by stockholders, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our relative size, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our board will consider the professional and/or educational background of any nominee with a view toward how this person might bring a different viewpoint or experience to our board.

Board Oversight in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including liquidity risk, operational risk, strategic risk and reputation risk. Our Chief Executive Officer also serves as one of our directors and we do not have a lead director. In the context of risk oversight, at the present stage of our operations we believe that our selection of one person to serve in both positions provides the board with additional perspective which combines the operational experience of a member of management with the oversight focus of a member of the board. The business and operations of our company are managed by our board as a whole, including oversight of various risks that our company faces.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to our board of directors, our executive officers and our employees. A copy of the Code of Ethics and Business Conduct is available on our corporate website at www.investmentevolution.com, and any amendments to the Code of Ethics and Business Conduct or any waivers of its requirement related to certain matters, will be disclosed on our website and reported to the SEC, as may be required.

Director Compensation

Historically, our directors have not received compensation for their service. In connection with this offering, we adopted a new director compensation program pursuant to which each of our non-employee directors will receive an annual cash retainer of $30,000. Our corporate governance committee reviews and makes recommendations to the board regarding compensation of directors, including equity-based plans. We reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

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EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us, including IEGH, in the past two fiscal years for each of our executive officers. For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Paul Mathieson,	2014	300,000	(1)	1,000,000	(1)	0	0	0	0	0	1,300,000
Chief Executive Officer (2)	2013	1,000,000	(3)	0		0	0	0	0	0	1,000,000

Carla Cholewinski,	2014	210,000		10,000		0	0	0	0	0	220,000
Chief Operating Officer and Chief Credit Officer	2013	200,000		10,000		0	0	0	0	0	210,000

(1)

During 2014, Mr. Mathieson agreed to defer receipt of part of his earned consulting fee of $300,000. Throughout 2014, we paid Mr. Mathieson $107,423 of his deferred consulting fee and $85,989 was offset against Series A preferred stock subscription. As of March 31, 2014 we owed Mr. Mathieson $108,988 of deferred salary. As of June 30, 2014, we owed Mr. Mathieson $0 of deferred salary. As of June 30, 2014, we owed Mr. Mathieson $0 of Series A preferred stock dividend. On December 31, 2014, we issued common stock in lieu of payment of dividend on Series A preferred shares accrued of $90,411. As of December 31, 2014, we owed Mr. Mathieson $106,588 of the deferred consulting fee and $0 of Series A preferred stock dividend. No deferred consulting fee was due and owing to Mr. Mathieson as of September 30, 2015. No interest was accrued or due on the deferred consulting fee in 2014.

The material factors considered by our board in awarding the $1,000,000 bonus to Mr. Mathieson were the substantial expansion in the loan book and the significant increase in revenues of the business in the relevant period. The $1,000,000 bonus awarded to Mr. Mathieson by our board was not paid in cash. On June 30, 2014, Mr. Mathieson purchased 2,000,000 shares of common stock from us for an aggregate purchase price of $1,000,000. The full amount of the purchase price was offset by his $1,000,000 deferred compensation.

The total amount of business reimbursements owed by us to Mr. Mathieson for 2014 expenses incurred during 2014 and paid by Mr. Mathieson was $123,591, for telephone and internet costs, meeting costs, business meals and business travel, including multiple airfares to meet our substantial international investor base. In addition, Mr. Mathieson was reimbursed $243,224 in 2014 for business expenses incurred prior to 2014 for telephone and internet costs, meeting costs, business meals and business travel including multiple airfares to meet our substantial international investor base. No business related expense reimbursements were due and owing to Mr. Mathieson as of September 30, 2015.

(2)	Mr. Mathieson was appointed our Chief Executive Officer in March 2013.

(3)

In 2013, Mr. Mathieson agreed to defer receipt of 100% of his earned consulting fee of $1,000,000 . No interest was accrued or due on the deferred consulting fee in 2013.

The total amount of business reimbursements owed by us to Mr. Mathieson for 2013 was $0 for expenses incurred and paid by Mr. Mathieson. On June 30, 2013, Mr. Mathieson purchased 2,084,941 shares of common stock from us for an aggregate purchase price of $1,042,471 and the full amount was offset by deferred compensation . As of December 31, 2013, no deferred consulting fee was due and owing to Mr. Mathieson.

Mr. Mathieson subscribed for 1,000,000 of Series A preferred stock in December 2013. On March 31, 2014, Mr. Mathieson was issued 1,000,000 shares of Series A preferred stock from us for an aggregate purchase price of $1,000,000. The purchase price of $1,000,000 was offset by (i) $914,011 of the $1,401,763 of deferred salary owed from 2012 and 2013, and (ii) $85,989 of 2014 consulting fee.

Employment Agreements

We are not currently a party to any employment agreements with any of our executive officers. However, IEG Holdings entered into a professional consulting contract with Mr. Mathieson on September 30, 2015 with an effective date as of January 1, 2015. Pursuant to the terms of the professional consulting contract, Mr. Mathieson agreed to provide regulatory and management consulting services as requested by IEG Holdings, including services to be provided by IEG Holdings to Investment Evolution Corporation. The professional consulting contract has a term of one year and renews automatically for one year periods unless notice of termination is provided 30 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, IEG Holdings agreed to pay Mr. Mathieson $1,000,000 annually and a discretionary bonus to be determined by IEG Holdings’ board of directors. Pursuant to the terms of the professional consulting contract, the IEG Holdings’ board of directors authorized a portion in the amount of $225,000 of the 2015 bonus to be paid to Mr. Mathieson on September 30, 2015 for services previously rendered by Mr. Mathieson from January 1, 2015 to September 30, 2015.

IEGC entered into a professional consulting contract with Mr. Mathieson on September 30, 2014 with an effective date of January 1, 2014 pursuant to which Mr. Mathieson agreed to provide regulatory and management consulting services as requested by IEGC. The professional consulting contract had a term of one year and renewed automatically for one-year periods unless notice of termination was provided 30 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, IEGC agreed to pay Mr. Mathieson $300,000 annually and a bonus of $1,000,000 payable no later than September 30, 2014 for services provided between January 1, 2014 and September 30, 2014. In addition, beginning October 1, 2014, IEGC agreed to pay Mr. Mathieson $1,000,000 annually and a discretionary bonus to be determined by IEG Holdings’ board of directors on December 31, 2015.

During 2013, IEGC and Mr. Mathieson were parties to a professional consulting contract dated February 22, 2012. Pursuant to the professional consulting contract, Mr. Mathieson agreed to provide regulatory and management consulting services as requested by IEGC. The professional consulting contract had a term of three months and renewed automatically for 60-day periods unless notice of termination was provided 10 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, IEGC agreed to pay Mr. Mathieson a monthly consulting fee of $83,333.33.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2014:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Paul Mathieson	0	0	0	0	0	0	0	0	0
Carla Cholewinski	0	0	0	0	0	0	0	0	0

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Limitation on Liability

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our amended and restated articles of incorporation, as amended, and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

●	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,

●	deriving an improper personal benefit from a transaction,

●	voting for or assenting to an unlawful distribution, and

●	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a stockholder.

The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. When such transactions arise, they are referred to the audit committee for consideration for referral to our board of directors for its consideration.

Effective June 30, 2013, we entered into a Rights Sales Agreement, under which we acquired the Australian rights to conduct business throughout Australia, from IEG Holdings Limited ACN 131 987 838, its parent (until its shares were distributed to the ultimate stockholders of IEG Holdings Limited ACN 131 987 838). The purchase price for the Rights Sales Agreement was $1,500,000 which was paid as follows:

Paid through advances to (payments to third parties made on behalf of) IEG Holdings Limited ACN 131 987 838	$1,074,937
Offset amounts owed from our stockholders who are also creditors of IEG Holdings Limited ACN 131 987 838	$425,063

The amounts owed from our stockholders who are also creditors of IEG Holdings Limited ACN 131 987 838 relate to unpaid consulting fees. Such stockholders are Damien Mathieson, a former member of our board of directors, Fenwick Corporation Pty Ltd. (“Fenwick”) and POTB Pty Ltd (“POTB”). Fenwick is the trustee for Fenwick Investment A/C. Clem Tacca, who is the beneficial owner of more than 5% of our outstanding common stock, is the director of Fenwick and the beneficial owner of Fenwick Investment A/C. POTB is the trustee for Muda Jake Trust. Judith Patricia Willoughby and Wayne Robert Willoughby, who are the beneficial owners of more than 5% of our outstanding common stock, are beneficial owners of the Muda Jake Trust.

On January 28, 2013, IEGC entered into the Stock Exchange Agreement among IEGC, its sole stockholder IEG, and our company. At such time, Mr. Mathieson was an officer and director of IEGC, IEG and IEG Holdings. Under the terms of the Stock Exchange Agreement, we agreed to acquire a 100% interest in IEGC for 2,724,471 shares of our common stock after giving effect to a 1-for-6 reverse stock split (also adjusted for the 1-for-100 reverse stock split that took effect June 17, 2015). On February 14, 2013, we filed an amendment to our articles of incorporation, as amended, with the Secretary of State of Florida which had the effect of:

●	changing our name from Ideal Accents, Inc. to IEG Holdings Corporation,

●	increasing the number of shares of our authorized common stock to 1,000,000,000, $.001 par value,

●	creating 50,000,000 shares of “blank-check” preferred stock, and

●	effecting the Reverse Stock Split pursuant to the terms of the Stock Exchange Agreement.

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FINRA approved the amendment to our articles of incorporation, as amended, on March 11, 2013.

On March 13, 2013, we completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 2,724,471 shares of our common stock after giving effect to the Reverse Stock Split whereby we acquired a 100% interest in IEGC. The stock exchange agreement between IEGC, IEG and IEG Holdings resulted in a reverse acquisition with a public shell, with IEGC being the accounting acquirer. IEG Holdings issued 908 shares of its common stock to the stockholders of IEG (IEG transferred its ownership in IEGC to its stockholders, which is why the shares were issued to the ultimate stockholders of IEG rather than to IEG itself) for each share of IEGC, in exchange for 100% ownership interest in IEGC. See “Description of Business—Corporation History.”

In August 2015, IEGC assigned all of its tangible and intangible assets to IEG Holdings and IEGC was dissolved.

Effective January 1, 2015, we entered into a professional consulting contract with Mr. Mathieson. Pursuant to the terms of the professional consulting contract, Mr. Mathieson agreed to provide regulatory and management consulting services as requested by us , including services to be provided by IEGC to IEG Holdings. The professional consulting contract has a term of one year and renews automatically for one year periods unless notice of termination is provided 30 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, IEGC agreed to pay Mr. Mathieson $1,000,000 annually and a discretionary bonus to be determined by IEG Holdings’ board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At October 28 , 2015, we had 27,481,309 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of October 28 , 2015, and as adjusted to reflect (i) the sale of common stock in this offering , and (ii) the expected conversion by Mr. Mathieson of all of his shares of Series A preferred stock into shares of our common stock upon or prior to the effectiveness of the registration statement of which this prospectus forms a part , for:

●	each of our executive officers,

●	each of our directors,

●	all of our directors and executive officers as a group, and

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Information on beneficial ownership of securities is based upon a record list of our stockholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws, except as otherwise provided below.

Unless otherwise indicated, the business address of each person listed is in care of IEG Holdings Corporation, 6160 West Tropicana Ave, Suite E-13, Las Vegas, NV 89103.

	Shares Beneficially Owned Prior to this Offering			Shares Beneficially Owned After this Offering (1)(2)
Name	Number		Percent	Number		Percent
Named Executive Officers and Directors:
Paul Mathieson	13,000,000	(3)	36.6%	13,000,000	(3)		%
Carla Cholewinski	20,000		*	20,000			%
Matthew I. Banks	—		0.0%	—		0.0%
Ian M. Gilmour	122,313	(4)	*	122,313	(4)		%
Harold A. Hansen	105,647	(5)	*	105,647	(5)		%
All executive officers and directors as a group (5 persons)	13,247,960		37.3%	13,247,960			%
Other 5% Holders:
Judith Patricia Willoughby & Wayne Robert Willoughby	2,304,994	(6)	8.4%	2,304,994	(6)		%
Clem Tacca	1,854,867	(7)	6.7%	1,854,867	(7)		%

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* Less than 1%.

(1)	Assumes that the underwriters do not exercise their option to purchase additional shares of our common stock.

(2)	Assumes that none of the existing stockholders purchases shares in this offering.

(3)	Includes 8,000,000 shares of common stock into which Mr. Mathieson is expected, upon the effectiveness of the registration statement of which this prospectus forms a part, to convert all of his 1,000,000 shares of Series A preferred stock.

(4)	Of these shares, 111,683 are held by Mr. Gilmour as trustee for Gilmour Super Fund A/C, and 10,630 shares are owned by Mr. Gilmour’s spouse.

(5)	With respect to 73,092 shares, Mr. Hansen shares voting and investment power with his spouse. With respect to 32,555 shares, Mr. Hansen shares voting and investment power with Trevor Schoenmaker, Lisa Stibley and Brett Hansen.

(6)	Of these shares, 1,303,844 shares are owned by POTB Pty Ltd as trustee for Muda Jake Trust, and 1,001,150 shares are owned by Super Keeper Pty Ltd as trustee for RestNPlay SMSF. Ms. and Mr. Willoughby are beneficiaries of the Muda Jake Trust and RestNPlay SMSF.

(7)	Of these shares, 1,211,198 shares are owned by Fenwick Corporation Pty Ltd (“Fenwick”). Fenwick is the trustee for Fenwick Investment A/C. Mr. Tacca is the director of Fenwick and the beneficiary of Fenwick Investment A/C. 58,904 of these shares are owned by C T Super Pty Ltd. Mr. Tacca is the director of C T Super Pty Ltd. 584,765 shares are held by Clem Tacca Pty Ltd as trustee for Clem Tacca Family A/C. Mr. Tacca is the director of Clem Tacca Pty Ltd and the beneficiary of Clem Tacca Family A/C.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our stockholders	-	-	-
Plans not approved by stockholders	-	-	-

UNDERWRITING

Aegis Capital Corp. (“Aegis”) is acting as the sole book-running manager of this offering and as representative of the underwriters (the “Representative”). We have entered into an underwriting agreement dated,         , 2015, with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per security less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares	Number of Warrants
Aegis Capital Corp.

Total

The underwriters will sell the initial shares of common stock and warrants together as a unit. The initial shares of common stock and warrants are immediately separable from one another and will be issued separately.

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Nature of Underwriting Commitment

The underwriting agreement provides that the underwriters are committed to purchase all securities offered in this offering, other than those covered by the over-allotment option described below. The obligations of the underwriter may be terminated upon the occurrence of other events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions of our counsel.

The underwriters are offering the shares and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Pricing of Securities

The underwriter has advised us that it proposes to offer the securities directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealers that are members of the Financial Industry Regulatory Authority (FINRA), at such price less a concession not in excess of $           per share of common stock and warrant. After this offering, the offering price and concessions and discounts to brokers and dealers and other selling terms may from time to time be changed by the underwriter. These prices should not be considered an indication of the actual value of our shares of common stock and warrants and are subject to change as a result of market conditions and other factors. No variation in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

Our common stock is quoted on the OTCQB® marketplace under the symbol “IEGH.” On September 16, 2015, the closing market price of our common stock as quoted on OTCQB® was $10.00. The public offering price for the securities was determined by negotiation between us and the underwriter. The principal factors considered in determining the public offering price of the securities included:

●	the information in this prospectus and otherwise available to the underwriters;

●	the history and the prospects for the industry in which we compete;

●	our current financial condition and the prospects for our future cash flows and earnings;

●	the general condition of the economy and the securities markets at the time of this offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	the public demand for our securities in this offering.

We cannot be sure that the public offering price will correspond to the price at which our shares of common stock and warrants will trade in the public market following this offering or that an active trading market for our shares of common stock or warrants will develop and continue after this offering.

Commissions and Discounts

The following table summarizes the compensation to be paid to the underwriters by us and the proceeds to us before expenses. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Share (1)	Per Warrant (1)	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$	$
Underwriting discount (7%)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

(1) Includes securities sold as part of the units offered by this prospectus, as well as those that may be sold separately pursuant to the exercise of the underwriters’ overallotment option.

Over-allotment Option

We have granted to the underwriters an option to purchase, in whole or in part, up to (i)           additional shares of common stock at a price of $         per share, which price reflects underwriting discounts and commissions, and/or (ii)            additional warrants at a price of $         per warrant, which price reflects underwriting discounts and commissions. The over-allotment option may be used to purchase shares of common stock or warrants, as determined by the underwriters, but such purchases cannot exceed 15% of the number of shares and warrants sold in the primary offering. Shares of common stock and/or warrants sold pursuant to the underwriters’ exercise of the over-allotment option will not be offered as units and may not necessarily be sold together in proportionate amounts. The underwriters may, in fact, elect to purchase shares of common stock, but no warrants, or elect to purchase warrants, but no shares of common stock. The underwriter may exercise this option for 45 days from the date of this prospectus solely to cover sales of securities by the underwriter in excess of the total number of securities set forth in the table above. If any of these additional securities are purchased, the underwriter will offer the additional securities on the same terms as those on which the securities are being offered. We will pay the expenses associated with the exercise of the over-allotment option.

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Underwriter’s Warrants

We have agreed to issue to the Representative warrants to purchase an amount equal to up to 5% of the shares of common stock sold in this offering, including the shares sold pursuant to the exercise of the over-allotment option, if any. The Representative’s warrants are exercisable for cash or on a cashless basis at per share exercise price equal to 125% of the public offering price of one share of common stock commencing on the date that is one year from the date of effectiveness of the registration statement of which this prospectus forms a part and expiring five years from such effective date in compliance with FINRA Rule 5110(f)(2)(G)(i). The Representative’s warrants and the shares of common stock underlying the warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriter (or permitted assignees under Rule 5110(g)(2) of FINRA) will not sell, transfer, assign, pledge or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days after the effective date. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of common stock at a price below the warrant exercise price.

Expenses

We have agreed to pay certain of the Representative’s expenses relating to the offering, including (a) all fees, expenses and disbursements relating to the background checks of the Company’s officers and directors in an amount not to exceed $1,000 per individual; (b) all reasonable fees and disbursements of counsel in an amount not to exceed $20,000 relating to the registration or qualification of the securities under the “blue sky” securities of such states and jurisdictions as the Representative may reasonably designate; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Representative; (d) the fees and expenses of the Representative’s legal counsel in an amount not to exceed $50,000; (e) $29,500 for the Representative’s use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; and (f) up to $20,000 of the Representative’s actual accountable road show expenses for the offering.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $          million.

Lock-ups

All of our directors and executive officers and our significant (i.e. greater than 10%) stockholders will enter into lock-up agreements that prevent them from selling any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, subject to certain exceptions, for a period of not less than three months from the effective date of the registration statement of which this prospectus forms a part without the prior written consent of the Representative. The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the stockholder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

Subject to certain conditions, we granted the Representative, for a period of twelve months after the effective date of the registration statement of which this prospectus forms a part, a right of first refusal to act as lead managing underwriter or book-runner for each and every future public or private equity or debt offering by the Company or its successor.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The Representative may agree to allocate a number of shares and warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

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Stabilization

Until the distribution of the shares and warrants offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our securities. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our common stock and warrants. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that it may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option as to shares or warrants or by purchasing shares or warrants in the open market.

●	Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which it may purchase securities through the over-allotment option. If the underwriter sells more shares of common stock than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a selected dealer when the shares of common stock or warrant originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the over the counter market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock and warrants on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and warrants and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates for which they may in the future receive customary fees. However, except for the right of first refusal disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Except pursuant to the right of first offer, we are not under any contractual obligation to engage any of the underwriters to provide investment banking, lending, asset management and financial advisory services to us in the future. If any of the underwriters provides such services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arms’-length negotiation. However, we will not enter into any agreement with any of the underwriters, nor will we pay any fees for such services to any of the underwriters, prior to the date which is 90 days after the date of this offering, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with the offering.

Foreign Regulatory Restrictions on Purchase of the Securities

We have not taken any action to permit a public offering of our securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of shares and warrants and the distribution of the prospectus outside the United States.

In addition to the public offering of the securities in the United States, the underwriter may, subject to the applicable foreign laws, also offer the securities to certain institutions or accredited persons in the following countries:

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Australia. If this document is issued or distributed in Australia it is issued or distributed to “wholesale clients” only, not to “retail clients”. For the purposes of this paragraph, the terms “wholesale client” and “retail client” have the meanings given in section 761 of the Australian Corporations Act 2001 (Cth). This document is not a disclosure document under the Australian Corporations Act, has not been lodged with the Australian Securities & Investments Commission and does not purport to include the information required of a disclosure document under the Australian Corporations Act. Accordingly, (i) the offer of securities under this document is only made to persons to whom it is lawful to offer such securities under one or more exemptions set out in the Australian Corporations Act, (ii) this document is only made available in Australia to those persons referred to in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as referred to in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

Canada. The distribution of the securities in Canada is being made only on a private placement basis exempt from the requirement that the Company prepare and file a prospectus with the applicable securities regulatory authorities. The Company is not a reporting issuer in any province or territory in Canada and its securities are not listed on any stock exchange in Canada and there is currently no public market for the securities in Canada. The Company currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the securities to the public, or listing its securities on any stock exchange in Canada. Accordingly, to be made in accordance with applicable Canadian securities laws, any resale of the securities in Canada must be made under available statutory exemptions from registration and prospectus requirements or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Otherwise, Canadian purchasers will be restricted from selling their securities for an indefinite period of time. Canadian purchasers are advised to seek legal advice prior to any resale of the securities.

Canadian purchasers are hereby notified that, unless permitted under Canadian securities legislation, the holder of the shares of common stock and warrants, must not trade the shares of common stock and warrants in Canada before the date that is four months and a day after the later of (i) the date on which the shares of common stock and warrants, were originally distributed and (ii) the date the Company becomes a reporting issuer in any jurisdiction in Canada. Each of the certificates representing the securities may be legended to reflect this restriction.

CANADIAN PURCHASERS’ RIGHTS OF ACTION FOR DAMAGES AND RESCISSION

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China. THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC, AND THE SECURITIES MAY NOT BE OFFERED OR SOLD, AND WILL NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC.

DIFC. DIFC and UAE have different requirements and, as a result, a generic legend for each is provided below.

UAE. The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The Company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.”

Dubai. The issuer is not licensed by the Dubai Financial Services Authority (“DFSA”) to provide financial services in the Dubai International Financial Centre (“DIFC”). The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the DFSA, a regulatory of the DIFC.

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No.8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The Company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Israel. The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock and warrants being offered. Any resale, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Pakistan. The investors/subscribers in Pakistan will be responsible for ensuring their eligibility to invest under the applicable laws of Pakistan and to obtain any regulatory consents if required for such purpose.

Saudi Arabia. NO OFFERING OF SECURITIES IS BEING MADE IN THE KINGDOM OF SAUDI ARABIA, AND NO AGREEMENT RELATING TO THE SALE OF THE SECURITIES WILL BE CONCLUDED IN SAUDI ARABIA. THIS DOCUMENT IS PROVIDED AT THE REQUEST OF THE RECIPIENT AND IS BEING FORWARDED TO THE ADDRESS SPECIFIED BY THE RECIPIENT. NEITHER THE AGENT NOR THE OFFERING HAVE BEEN LICENSED BY THE SAUDI’S SECURITIES AND EXCHANGE COMMISSION OR ARE OTHERWISE REGULATED BY THE LAWS OF THE KINGDOM OF SAUDI ARABIA.

THEREFORE, NO SERVICES RELATING TO THE OFFERING, INCLUDING THE RECEIPT OF APPLICATIONS AND/OR THE ALLOTMENT OF THE SECURITIES, MAY BE RENDERED WITHIN THE KINGDOM BY THE AGENT OR PERSONS REPRESENTING THE OFFERING.

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UK. The content of this prospectus has not been issued or approved by an authorized person within the meaning of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”). Reliance on this prospectus for the purpose of engaging in any investment activity may expose an Investor to a significant risk of losing all of the property or other assets invested. This prospectus does not constitute a Prospectus within the meaning of the FSMA and is issued in reliance upon one or more of the exemptions from the need to issue such a prospectus contained in section 86 of the FSMA.

Indemnification

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our amended and restated articles of incorporation, as amended, our amended and restated bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Units

Each unit consists of one share of common stock, par value $0.001 per share, and one warrant to purchase one share of our common stock, each as described further below. The common stock and warrants will be immediately separable and will be issued separately.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of (i) 3,000,000,000 shares of common stock, par value $0.001 per share, and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share. At October 28 , 2015, we had 27,481,309 shares of common stock issued and outstanding. At October 28 , 2015, we had 1,000,000, 250,000, 1,210,000 and 160,000 shares of Series A, Series F, Series G and Series H preferred stock, respectively , issued and outstanding. Effective June 17, 2015, the Series B, Series C, Series D and Series E preferred stock were cancelled.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

The preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Description of Series A Preferred Stock

Our amended and restated articles of incorporation, as amended, authorize 1,000,000 shares of Series A preferred stock, 1,000,000 of which are outstanding as of October 28 , 2015. Mr. Mathieson, our chief executive officer, is the beneficial owner of all 1,000,000 outstanding shares of Series A preferred stock as of the date of this prospectus. Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that Mr. Mathieson will convert all of his shares of Series A preferred stock into shares of common stock. There are no sinking fund provisions applicable to our Series A preferred stock.

Ranking. The Series A preferred stock ranks pari passu with any other series of preferred stock designated by us and not designated as senior securities or subordinate to the Series A preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of IEG Holdings, a holder of Series A preferred stock will be entitled to receive $1.00 per share of Series A preferred stock.

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Dividends. The Series A preferred stock is entitled to receive 12% per annum dividends, paid monthly.

Conversion. Holders of Series A preferred shares have the following rights with respect to the conversion of Series A preferred shares into shares of our common stock:

●	At any time after December 31, 2014 and upon notice provided by the holder to us, a holder has the right to convert, at face value per share, all or any portion of their Series A preferred shares into shares of our common stock on the basis of 8 shares of common stock for each share of Series A preferred stock so converted (the “Series A Conversion Ratio”).

●	If at any time after the date of issuance of the Series A preferred stock, in the event we (i) make or issue a dividend or other distribution payable in common stock (other than with respect to the Series A preferred stock); (ii) subdivide outstanding shares of common stock into a larger number of shares; or (iii) combine outstanding shares of common stock into a smaller number of shares; or (iv) conduct a rights offering to its existing stockholders, the Series A Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series A preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series A preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series A preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

Voting. On all matters to come before our stockholders, holders of Series A preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series A preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first solicited, and (b) 1001. The holders of Series A preferred shares vote together with the holders of the outstanding shares of all other capital stock of IEG Holdings (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. The Series A preferred stock is not subject to any redemption rights on behalf of IEG Holdings or subject to call by any holder of Series A preferred stock.

Description of Series F Preferred Stock

Our amended and restated articles of incorporation, as amended, authorize 2,000,000 shares of Series F preferred stock, 250,000 of which are outstanding as of October 28 , 2015. There are no sinking fund provisions applicable to our Series F preferred stock.

Ranking. The Series F preferred stock ranks pari passu with any other series of preferred stock subsequently designated by us and not designated as senior securities or subordinate to the Series F preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of IEG Holdings, a holder of Series F preferred stock will be entitled to receive $1.00 per share of Series F preferred stock.

Dividends. The Series F preferred stock is entitled to receive 12% per annum dividends, paid monthly.

Conversion. Holders of Series F preferred shares have the following rights with respect to the conversion of Series F preferred shares into shares of our common stock:

●	If the holder elects to convert on December 31, 2015, such shares shall be converted on the basis of 6,666/10,000 (0.6666) shares of common stock for each share of Series F preferred stock (the “Series F Conversion Ratio”). Effective June 30, 2015, holders of an aggregate of 1,750,000 shares of Series F preferred stock notified us of their intent to convert their Series F shares into shares of common stock. On June 30, 2015, we issued an aggregate of 636,300 shares of common stock to such Series F holders (prior to a change in the conversion ratio of the Series F preferred stock that took effect in September 2015).

●	If at any time after the date of issuance of the Series F preferred stock, in the event IEG Holdings (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series F preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares; or (iv) conducts a rights offering to its existing stockholders, the Series F Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series F preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series F preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series F preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

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Voting. On all matters to come before our stockholders, holders of Series F preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series F preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first solicited, and (b) 34/100. The holders of Series F preferred shares vote together with the holders of the outstanding shares of all other capital stock of IEG Holdings (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. Any time after December 31, 2015, we have the right, but not the obligation, to redeem all of the unconverted outstanding shares of Series F preferred stock by paying in cash an amount per share equal to $1.00.

Description of Series G Preferred Stock

Our amended and restated articles of incorporation, as amended, authorize 6,000,000 shares of Series G preferred stock, 1,210,000 of which are outstanding as of October 28 , 2015. There are no sinking fund provisions applicable to our Series G preferred stock.

Ranking. The Series G preferred stock ranks pari passu with any other series of preferred stock subsequently designated by us and not designated as senior securities or subordinate to the Series G preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of IEG Holdings, a holder of Series G preferred stock will be entitled to receive $1.00 per share of Series G preferred stock.

Dividends. The Series G preferred stock is entitled to receive 12% per annum dividends, paid quarterly.

Conversion. Holders of Series G preferred shares have the following rights with respect to the conversion of Series G preferred shares into shares of our common stock:

●	If the holder elects to convert on December 31, 2015, such shares shall be converted on the basis of 4,000/10,000 (0.4000) shares of our common stock for each share of Series G preferred stock (the “Series G Conversion Ratio”). Effective June 30, 2015, holders of an aggregate of 4,459,500 shares of Series G preferred stock notified us of their intent to convert their Series G shares into shares of common stock. On June 30, 2015, we issued an aggregate of 938,732 shares of common stock to such Series G holders (prior to a change in the conversion ratio of the Series G preferred stock that took effect in September 2015).

●	If at any time after the date of issuance of the Series G preferred stock, in the event IEG Holdings (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series G preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares; or (iv) conducts a rights offering to its existing stockholders, the Series G Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series G preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series G preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series G preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

Voting. On all matters to come before our stockholders, holders of Series G preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series G preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first solicited, and (b) 20/100. The holders of Series G preferred shares vote together with the holders of the outstanding shares of all other capital stock of IEG Holdings (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. Any time after December 31, 2015, we have the right, but not the obligation, to redeem all of the unconverted outstanding shares of Series G preferred stock by paying in cash an amount per share equal to $1.00.

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Description of Series H Preferred Stock

Our amended and restated articles of incorporation, as amended, authorize 10,000,000 shares of Series H preferred stock, 160,000 of which are outstanding as of October 28 , 2015. There are no sinking fund provisions applicable to our Series H preferred stock.

Ranking. The Series H preferred stock ranks pari passu with any other series of preferred stock subsequently designated by IEG Holdings and not designated as senior securities or subordinate to the Series H preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of IEG Holdings, a holder of Series H preferred stock will be entitled to receive $1.00 per share of Series H preferred stock.

Dividends. The Series H preferred stock is entitled to receive 10% per annum dividends, paid quarterly.

Conversion. Holders of Series H preferred shares have the following rights with respect to the conversion of Series H preferred shares into shares of our common stock:

●	On December 31, 2015 and upon notice provided by the holder to us, a holder has the right to convert, at face value per share, all or any portion of their Series H preferred shares into shares of our common stock on the basis of 2,666/10,000 (0.2666) shares of common stock for each share of Series H preferred stock so converted, or if the holder elects to convert on June 30, 2016, such shares shall be converted on the basis of 2,500/10,000 (0.2500) shares of our common stock for each share of Series H preferred stock (the “Series H Conversion Ratio”).

●	If at any time after the date of issuance of the Series H preferred stock, in the event IEG Holdings (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series H preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares; or (iv) conducts a rights offering to its existing stockholders, the Series H Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series H preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series H preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series H preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

Voting. On all matters to come before our stockholders, holders of Series H preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series H preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first solicited, and (b) 13/100. The holders of Series H preferred shares vote together with the holders of the outstanding shares of all other capital stock of IEG Holdings (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. Any time after June 30, 2016, we have the right, but not the obligation, to redeem all of the unconverted outstanding shares of Series H preferred stock by paying in cash an amount per share equal to $1.00.

Warrants to be Issued as Part of this Offering

The warrants offered in this offering will be issued under the terms of a warrant agency agreement filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the warrant agency agreement for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the warrants and is subject in all respects to the provisions contained in the warrant agency agreement.

Each warrant represents the right to purchase one share of common stock at an exercise price equal to $           , subject to adjustment as described below. Each warrant may be exercised on or after the closing date of this offering through and including the close of business on the fifth anniversary of the date of issuance. Each warrant will have a cashless exercise right in the event that the shares of common stock underlying such warrants are not covered by an effective registration statement at the time of such exercise.

51

The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. In addition, in the event we consummate a fundamental transaction, as described in the warrant agency agreement and generally including any merger or consolidation with another person, the transfer or other disposition of all or substantially all of our properties or assets, the acquisition of 50% or more of our outstanding common stock, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding common stock, the reorganization, recapitalization or reclassification of our common stock, the sale, the holders of the warrants will receive, for each share of common stock underlying the warrant that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock, if any, of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the warrants are exercisable immediately prior to the fundamental transaction.

No fractional shares of common stock will be issued in connection with the exercise of a warrant. Instead, the number of shares of common stock to be issued upon the exercise of a warrant will be rounded up or down to the nearest whole number. A warrant may be transferred by a holder, upon surrender of the warrant, properly endorsed (by the holder executing an assignment in the form attached to the warrant).

The warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the warrants require the written consent of the holder of such warrant and us.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation, as Amended, and Our Amended and Restated Bylaws

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our amended and restated bylaws provide that special meetings of the stockholders may be called only by the board of directors or by the president, and shall be called by the president or the secretary at the request in writing of record stockholders owning at least 10% of shares outstanding and entitled to vote.

Removal of Directors; Vacancies. Our amended and restated bylaws provide that a director may be removed from office with or without cause, at any time, by the affirmative vote of a plurality of the votes of the issued and outstanding stock entitled to vote for the election of directors, at a special meeting of the stockholders called and held for that purpose. A vacancy on the board of directors may be filled only by stockholders at such meeting, or if the stockholders fail to fill such vacancy, by a majority of the directors then in office.

Amendment of Bylaws. Our amended and restated bylaws provide that our board of directors may amend or repeal the amended and restated bylaws, or new bylaws may be adopted by the board of directors, at any time without stockholder approval. Allowing the board to amend our amended and restated bylaws without stockholder approval enhances board control over our bylaws.

Preferred Stock. Our amended and restated articles of incorporation, as amended, authorize the issuance of up to 50,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401. Certain legal matters in connection with this offering will be passed upon for the underwriters by McGuireWoods LLP, New York, New York.

EXPERTS

Our consolidated balance sheets as of December 31, 2014 and 2013 and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2014 and 2013 included in this prospectus have been audited by Rose, Snyder & Jacobs LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Florida law, our amended and restated articles of incorporation, as amended, and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

53

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

IEG Holdings Corporation

We have audited the accompanying consolidated financial statements of IEG Holdings Corporation and subsidiaries (collectively the “Company”) which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board (United States) and in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IEG Holdings Corporation and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant operating losses and negative cash flow from operations since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Rose, Snyder & Jacobs LLP

Encino, California

March 25, 2015, except for note 13 as to which the date is August 19, 2015

15821 VENTURA BOULEVARD, SUITE 490, ENCINO, CALIFORNIA 91436 PHONE: (818) 461 - 0600 ● FAX: (818) 461 - 0610

IEG HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014 AND DECEMBER 31, 2013

	December 31, 2014	December 31, 2013

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$433,712	$281,879
Loans receivable - current, net, note 2	567,164	64,719
Other receivables	25,882	-

TOTAL CURRENT ASSETS	1,026,758	346,598

PROPERTY AND EQUIPMENT, net, note 3	36,100	43,349

LOANS RECEIVABLE - LONG TERM, net, note 2	3,749,152	361,394

OTHER ASSETS
Security deposits	39,329	39,329
Loan costs, net	77,781	131,470

TOTAL OTHER ASSETS	117,110	170,799

TOTAL ASSETS	$4,929,120	$922,140

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$172,139	$323,978
Deferred rent	28,429	48,844
CEO accrued wages, note 10	106,588	-
Working capital loans, note 5	-	140,000
Current portion of senior debt, note 4	-	114,562

TOTAL CURRENT LIABILITIES	307,156	627,384

LONG-TERM LIABILITIES
Senior debt, note 4	2,230,000	385,438
Deposit on preferred shares	-	1,910,774

TOTAL LIABILITIES	2,537,156	2,923,596

COMMITMENTS AND CONTINGENCIES, note 9

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 2,400,000 shares issued and outstanding, note 6	2,400	-
Common stock, $0.001 par value; 2,500,000,000 shares authorized, 21,581,103 and 9,567,228 shares issued and outstanding at December 31, 2014 and 2013 respectively, note 6	2,158,111	956,723
Additional paid-in capital	14,914,705	6,323,319
Accumulated deficit	(14,683,252)	(9,281,498)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	2,391,964	(2,001,456)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$4,929,120	$922,140

The financial statements have been retroactively restated to reflect the 1-for-100 reverse stock split that occurred on June 17, 2015.

See report of independent registered public accounting firm and notes to consolidated financial statements.

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
REVENUES
Interest revenue	$521,018	$56,585
Other revenue	8,207	6,364
TOTAL REVENUES	529,225	62,949

OPERATING EXPENSES
Salaries and wages	1,889,136	1,345,243
Other operating expenses	1,074,409	513,197
Consulting	871,228	422,771
Provision for credit losses	614,684	63,573
Advertising	290,315	77,380
Rent	250,744	290,985
Travel, meals and entertainment	376,101	95,505
Depreciation and amortization	15,054	36,885
Start up costs, note 10	-	1,500,000

TOTAL OPERATING EXPENSES	5,381,671	4,345,539

LOSS FROM OPERATIONS	(4,852,446)	(4,282,590)

OTHER INCOME (EXPENSE)
Miscellaneous Income	8,949	510
Interest expense	(558,257)	(195,895)

TOTAL OTHER INCOME (EXPENSE)	(549,308)	(195,385)

NET LOSS	$(5,401,754)	$(4,477,975)

Net loss per share, basic and diluted	$(0.40)	$(0.72)

Weighted average number of shares, basic and diluted	13,345,142	6,188,500

The financial statements have been retroactively restated to reflect the 1-for-100 reverse stock split that occurred on June 17, 2015.

See report of independent registered public accounting firm and notes to consolidated financial statements.

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

															Additional
	Common Stock		Series A		Series B		Series C		Series D		Series E		Series F		Paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, January 1, 2013	2,724,471	$272,447	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	$3,464,161	$-	$(4,803,523)	$(1,066,915)

Shares issued for pre-merger shares of shell	74,847	7,485	-	-	-	-	-	-	-	-	-	-	-	-	(7,485)	-	-	-

Issuance of shares at $2.00 and $3.00	124,919	12,492	-	-	-	-	-	-	-	-	-	-	-	-	287,265	-	-	299,757

Issuance of shares at $0.50	6,642,991	664,299	-	-	-	-	-	-	-	-	-	-	-	-	2,579,378	-		3,243,677

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,477,975)	(4,477,975)

Balance, December 31, 2013	9,567,228	956,723	-	-	-	-	-	-	-	-	-	-	-	-	6,323,319	-	(9,281,498)	(2,001,456)

Issuance of shares at $0.50	6,119,914	611,991													2,447,966	-	-	3,059,957

Issuance of shares at $1.00, $1.50 and $2.00	3,038,844	303,885													2,791,833	-	-	3,095,718

Issuance of Preferred Shares	-	-	1,000,000	1,000	-	-	-	-	-	-	-	-	-	-	999,000	-	-	1,000,000

Issuance of Preferred Shares	-	-	-	-	410,000	410	-	-	-	-	-	-	-	-	409,590	-	-	410,000

Issuance of Preferred Shares	-	-	-	-	-	-	400,025	400	-	-	-	-	-	-	399,625	-	-	400,025

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	173,000	173					172,827	-	-	173,000

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	-	-	461,000	461	-	-	460,539	-	-	461,000

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	-	-	-	-	1,400,000	1,400	1,398,600	-	-	1,400,000

Conversion of Preferred Shares to Common Shares	2,855,117	285,512	-	-	(410,000)	(410)	(400,025)	(400)	(173,000)	(173)	(461,000)	(461)	-	-	(284,068)	-	-	-

Preferred Dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(204,526)	-	-	(204,526)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,401,754)	(5,401,754)

Balance, December 31, 2014	21,581,103	$2,158,111	1,000,000	$1,000	-	$-	-	$-	-	$-	-	$-	1,400,000	$1,400	$14,914,705	$-	$(14,683,252)	$2,391,964

The financial statements have been retroactively restated to reflect the 1-for-100 reverse stock split that occurred on June 17, 2015.

See report of independent registered public accounting firm and notes to consolidated financial statements.

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	December 31, 2014	December 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,401,754)	$(4,477,975)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	614,684	63,462
Depreciation and amortization	15,054	36,885
Amortization of loan costs	53,689	48,281
Changes in assets - (increase) decrease:
Other receivables	(25,882)	-
Deposits	-	(4,875)
Loan costs	-	(15,450)
Changes in liabilities - increase (decrease):
Accounts payable and accrued expenses	554,867	373,964
Deferred salary	907,598	952,903
Deferred rent	(20,415)	-
Payable for Rights Sales Agreement	-	1,500,000

NET CASH USED IN OPERATING ACTIVITIES	(3,302,159)	(1,522,805)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans receivable originated	(4,781,022)	(403,000)
Loans receivable repaid	276,077	43,911
Purchases of property and equipment	(9,009)	-
Advances to officer	-	(267,832)
Advances to IEG Holdings Limited ACN 131 987 838	-	(966,620)

NET CASH USED IN INVESTING ACTIVITIES	(4,513,954)	(1,593,541)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	1,730,000	250,000
Proceeds from short-term loan	669,980	500,000
Payments on short-term loan	(419,980)	(360,000)
Proceeds from issuance of common stock	4,267,949	1,892,861
Deposits on preferred stock	1,834,112	936,763
Preferred dividends paid	(114,115)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,967,946	3,219,624

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	151,833	103,278

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	281,879	178,601

CASH AND CASH EQUIVALENTS, END OF YEAR	$433,712	$281,879

Supplemental disclosures:
Interest paid in cash	$477,157	$94,125
Income taxes paid in cash	$-	$-
Deposit on preferred stock in lieu of accrued compensation	$85,989	$914,011
Issuance of common stock in lieu of payment of deferred salary	$1,000,000	$1,172,823
Issuance of common stock in lieu of payment of dividend on preferred shares	$90,411	$-
Issuance of common stock in lieu of loan payments	$390,000	$-

See report of independent registered public accounting firm and notes to consolidated financial statements.

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The principal business activity of the Company is providing unsecured consumer loans ranging from $5,000 - $10,000 over a five year term. The loans are offered under the consumer brand “Mr. Amazing Loans”. The Company is headquartered in Las Vegas, Nevada and originates consumer loans in the states of Arizona, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, Oregon, Pennsylvania, Texas, Utah, and Virginia via its online platform and distribution network. The Company is a licensed direct lender with state licenses and/or certificates of authority to lend in these 12 states and offers all loans within the prevailing statutory rates.

Organization and Basis of Accounting

Investment Evolution Global Corporation (“IEGC”) was incorporated in the state of Delaware on February 20, 2008. On March 14, 2013, IEGC consummated a reverse merger transaction with IEG Holdings Corporation (“IEG Holdings”) (f/k/a Ideal Accents, Inc.). As a result of the reverse merger, the shareholders of IEGC received 908.1571 shares of common stock in IEG Holdings for each share of IEGC, so that they own approximately 99.1% of the issued and outstanding common shares of IEG Holdings immediately after the transaction. For accounting purposes, the reverse merger has been treated as an acquisition of IEG Holdings by IEGC (the accounting acquirer) and a recapitalization of IEGC. Immediately prior to the reverse merger, IEG Holdings effected a 1-for-6 reverse stock split. The stockholders’ equity has been restated to retroactively reflect the number of shares of IEGC, using the capital structure of IEG Holdings and to present the accumulated deficit of IEGC as of the date of the merger.

These consolidated financial statements include the operations of IEG Holdings Corporation and its wholly-owned subsidiaries Investment Evolution Global Corporation, Investment Evolution Corporation, and IEC SPV, LLC (collectively the “Company”). All inter-company transactions and balances have been eliminated in consolidation.

The Company’s accounting and reporting policies are in accordance with U.S. generally accepted accounting principles and conform to general practices within the consumer finance industry.

Going Concern

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported recurring losses and has not generated positive net cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management intends to raise capital funding sufficient to continue operations through January 2017 via a public offering of equity consisting of common stock and/or preferred stock. This additional working capital will enable the Company to increase loan volume utilizing its existing $10 million credit facility. If the Company is not successful in raising sufficient capital, it may have to delay or reduce expenses, or curtail operations. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include short-term, highly liquid investments with an original maturity of three months or less.

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Loans Receivable and Interest Income

The Company is licensed to originate consumer loans in the states of Arizona, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, Oregon, Pennsylvania, Texas, Utah, and Virginia. During fiscal 2014 and 2013, the Company originated $2,000, $3,000, $5,000 and $10,000 loans with terms ranging from three to five years, and in 2014 streamlined its product offering to $5,000 and $10,000 loans over a five year term. The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 60 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At December 31, 2014, 49 loans with a total balance of $200,596 were delinquent.

Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies and industry index. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management’s judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

Impaired Loans

The Company assesses loans for impairment individually when a loan is 90 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectable due to consumer specific circumstances.

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are being provided using the straight-line method over the estimated useful lives of the assets as follows:

Classification	Life
Computer equipment	3-5 years
Furniture and fixtures	8 years

The Company amortizes its leasehold improvements over the shorter of their economic lives, which are generally five years, or the lease term that considers renewal periods that are reasonably assured. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statement of operations.

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Operating Leases

The Company’s office leases typically have a lease term of three to five years and contain lessee renewal options and cancellation clauses in the event of regulatory changes.

Loan Costs

Loan costs consist of the cost of acquiring the $3 million credit facility and the cost of increasing the facility from $3 million to $10 million, including broker success fees and legal fees. These costs are amortized over four years, the period of the credit facility. Accumulated amortization of loan costs amounted to $127,704 and $74,105 at December 31, 2014 and 2013, respectively.

Income Taxes

We account for income taxes using the liability method in accordance with FASB Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs amounted to $290,315 and $77,380 at December 31, 2014 and 2013, respectively.

Earnings and loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive.

Reclassifications

Certain numbers from 2013 have been reclassified to conform with the current year presentation.

Fair Value of Financial Instruments

The Company has adopted guidance issued by the FASB that defines fair value, establishes a framework for measuring fair value in accordance with existing generally accepted accounting principles, and expands disclosures about fair value measurements. Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

Level I	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level II	Inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.

Level III	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

At December 31, 2014 and 2013, the only financial instruments that are subject to these classifications are cash and cash equivalents, which are considered Level I assets.

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Carrying amounts reported in the consolidated balance sheets for receivables, accounts payable, and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

2.	LOANS RECEIVABLE

Loans receivable consisted of the following at December 31:

	2014	2013
Loans receivable	$4,913,279	$487,432
Allowance for credit losses	(596,963)	(61,319)
Loans receivable, net	4,316,316	426,113
Loan receivables, current	567,164	64,719
Loan receivables, non current	$3,749,152	$361,394

A reconciliation of the allowance for credit losses consist of the following at December 31:

	2014	2013
Beginning balance	$61,319	$17,777
Provision for credit losses	614,684	63,492
Loans charged off	(79,040)	(19,950)
Ending balance	$596,963	$61,319
Basis of Assessment:
Individually	$-	$-
Collectively	$596,963	$61,319

The following is an age analysis of past due receivables as of December 31, 2014 and 2013:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Financing Receivables	Recorded Investment > 90 Days and Accruing
2014	$65,684	$76,198	$124,397	$266,279	$4,647,000	$4,913,279	$124,397
2013	$17,760	$7,056	$4,469	$29,285	$458,147	$487,432	$4,469

The Company’s primary credit quality indicator is the customer’s Vantage credit score as determined by Experian on the date of loan origination. The Company does not update the customer’s credit profile during the contractual term of the loan.

The following is a summary of the loan receivable balance as of December 31, 2014 and 2013 by credit quality indicator:

Credit Score	2014	2013
Below 550	$-	$-
551-600	299,040	3,948
601-650	2,180,507	157,886
651-700	1,737,587	192,561
701-750	558,305	108,630
751-800	113,581	14,859
801-850	24,259	9,549
	$4,913,279	$487,432

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

3.	PROPERTY AND EQUIPMENT

At December 31, 2014 and 2013, property and equipment consists of the following:

	2014	2013
Computer equipment	$120,513	$120,513
Furniture and fixtures	22,323	13,314
Leasehold improvements	55,102	57,980
	197,938	191,807

Less accumulated depreciation and amortization	161,838	148,458

Total	$36,100	$43,349

Depreciation of property and equipment amounted to $15,054 and $36,885 during the years ended December 31, 2014 and 2013, respectively, are included in the accompanying statements of operations in operating expenses.

4.	LONG TERM DEBT

The Company has a credit facility that provides for borrowings of up to $10 million with $2,230,000 and $500,000 outstanding at December 31, 2014, and December 31, 2013, respectively, subject to a borrowing base formula. The Company may borrow, at its option, at the rate of 18% with a minimum advance of $25,000. As of December 31, 2014 the Company’s effective interest rate was 18% and the unused amount available under the credit line was $7.77 million. Proceeds from this credit facility are used to fund loans to consumers. The credit facility revolving period, during which interest only payments are due, was extended to June 2016 under an amendment to the loan agreement.

The credit facility is also subject to a net profit interest under which the Company will pay BFG Loan Holdings, LLC, 20% of its subsidiary IEC SPV, LLC’s “Net Profit” until 10 years from the date the loan is repaid in full. Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of an approved Refinance Event, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans. If the Refinance Event shall be approved by BFG Loan Holdings, LLC and occur as set forth in the agreement, the net profit percentage shall be reduced to 10%. The Net Profit arrangement can be terminated by the Company upon a payment of $3,000,000. Net profit interest was insignificant for the years ended December 31, 2014 and 2013.

Upon conversion to a term loan, monthly principal and interest payments equal to 100% of the consumer loan proceeds will be due. This note matures on June 1, 2016.

Substantially all of the Company’s assets are pledged as collateral for borrowings under the revolving credit agreement.

Future minimum payments on the credit facility at December 31, 2014 are as follows:

Years ending December 31,
2015	-
2016	2,230,000
$2,230,000

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

5.	WORKING CAPITAL LOANS

On March 19, 2013, the Company secured a $220,000 working capital loan to expand from Clem Tacca. The Company repaid $264,000 to Clem Tacca on June 10, 2013 which comprised full repayment of $220,000 loan principal and a $44,000 facility fee recorded as interest expense.

On September 6, 2013, the Company secured a $180,000 working capital loan from Clem Tacca. The Company repaid $90,000 on November 6, 2013, $50,000 on December 16, 2013, and $62,000 on March 31, 2014 which comprised full repayment of $180,000 loan principal advanced and a $22,000 facility fee recorded as interest expense.

On October 15, 2013, the Company secured a $100,000 loan from Domenic Tacca Pty Ltd. The company repaid $132,500 on May 1, 2014 which comprised full repayment of $100,000 loan principal advanced and a $32,500 facility fee recorded as interest expense.

On January 29 2014, the Company received $60,000 of a $265,000 loan from Willoughby Family Trust, an investor in the Company. The Company received an additional $140,000 on February 11 and an additional $65,000 on March 10, 2014. The Company repaid $110,000 in cash on June 30, 2014, and $200,000 was an offset of balance due for subscription receivable, which comprised full repayment of $265,000 loan principal and a $45,000 facility fee recorded as interest expense.

On February 26, 2014, the Company received $85,000 of a working capital loan of up to $245,000 from Dr. L. Prasad, an investor in the Company. The Company received an additional $25,000 on March 27, 2014, repaid $25,000 on April 2, 2014 and received an additional $30,000 on April 22, 2014. The Company repaid $139,500 on May 1, 2014 which comprised full repayment of $115,000 outstanding loan principal and a $24,500 facility fee recorded as interest expense.

On July 13, 2014, the Company secured a $100,000 working capital loan to expand from Dr. L Prasad, an investor in the Company. The Company repaid $115,000 on September 30, 2014 which comprised full repayment of $100,000 loan principal and a $15,000 facility fee recorded as interest expense.

On July 14, 2014, the Company secured a $90,000 working capital loan to expand from Willoughby Family Trust, an investor in the Company. The Company repaid $9,000 cash on September 8, 2014, and $90,000 was an offset of balance due for subscription receivable, which comprised full repayment of $90,000 loan principal and a $9,000 facility fee recorded as interest expense.

On July 28, 2014, the Company secured a $100,000 working capital loan to expand from Domenic Tacca, an investor in the Company. The Company repaid $115,000 on September 30, 2014 which comprised full repayment of $100,000 loan principal and a $15,000 facility fee recorded as interest expense.

The effective interest rate on these notes is 43.7% and 35.6% for the years ended December 31, 2014 and 2013 respectively.

6.	STOCKHOLDERS’ EQUITY

The aggregate number of shares which the Company has the authority to issue is 2,550,000,000 shares, of which 2,500,000,000 shares are common stock, par value $0.001 per share, and 50,000,000 shares are preferred stock , par value $0.001 per shares. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof.

The stockholders’ equity has been restated to retroactively reflect the number of shares of Investment Evolution Global Corporation, using the capital structure of IEG Holdings Corporation and to present the accumulated deficit of Investment Evolution Global Corporation as of the date of the merger. The number of shares and per-share amounts have also been retroactively restated to reflect the 1-for-100 reverse stock split that took effect June 17, 2015 (see note 13).

During the years ended December 31, 2014, and 2013 the Company issued 9,158,758 shares at a price of $0.50, $1.00, $1.50, and $2.00 per share and 6,767,910 shares at a price of $0.50, $2.00 and $3.00 per share, respectively, in accordance with rights offerings to existing stockholders of the Company.

On March 31, 2014 the Board of Directors resolved to increase the authorized number of common stock from 1,000,000,000 to 2,500,000,000. In addition, the Board of Directors authorized to issue Series A, B, C and D of Preferred Stock, par value $0.001 per share.

On March 31, 2014 the Company issued 1,983,025 shares of convertible preferred stock (“Preferred Stock”), which is allocated as follows:

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Series A: 1,000,000 shares, Series B: 410,000 shares, Series C: 400,025 shares and Series D: 173,000 shares. 1,000,000 shares of Series A Preferred Stock were issued to the Company’s President and Chief Executive Officer, Mr. Paul Mathieson, in consideration for $1,000,000 owed to him.

On November 19, 2014 the Company issued 1,861,000 shares of Preferred Stock, which is allocated as follows:

Series E: 461,000 shares and Series F: 1,400,000 shares.

On December 31, all holders of Series B, Series C, Series D, and Series E Preferred Stock elected to convert their shares to Common Stock, which was distributed as follows:

Series B: 410,000 shares of preferred stock converted to 1,640,000 shares of common stock

Series C: 400,025 shares of preferred stock converted to 800,050 shares of common stock

Series D: 173,000 shares of preferred stock converted to 230,667 shares of common stock

Series E: 461,000 shares of preferred stock converted to 184,400 shares of common stock.

The Preferred Stock accrues dividends at the rate of 12% per annum paid monthly. Each series of preferred stock ranks pari-passu with each other series of preferred stock, and senior to the common stock of the Company, as to dividends, and upon liquidation, dissolution or a winding up of the Company. In the event of a liquidation or winding up of the Corporation, holders of the Preferred Stock shall be entitled to receive the Stated Value of $1 per share.

Series A Preferred Stock

During the years ended December 31, 2014 and 2013, the Company issued 1,000,000 and 0 shares of Series A convertible preferred stock, respectively, with a par value of $0.001 per share. Each share is convertible into 4 shares of common stock at the option of the holder any time after December 31, 2014. The holder of the shares is also entitled to vote at a ratio of 1001 votes for each share of preferred stock.

Series B Preferred Stock

During the years ended December 31, 2014 and 2013, the Company issued 410,000 and 0 shares of Series B convertible preferred stock, respectively, with a par value of $0.001 per share. Each share was converted into 4 shares of common stock at the option of the holder on December 31, 2014, for a total issuance of 1,640,000 shares on December 31, 2014.

Series C Preferred Stock

During the years ended December 31, 2014 and 2013, the Company issued 400,025 and 0 shares of Series C convertible preferred stock, respectively, with a par value of $0.001 per share. Each share was converted into 2 shares of common stock at the option of the holder on December 31, 2014, for a total issuance of 800,050 shares on December 31, 2014.

Series D Preferred Stock

During the years ended December 31, 2014 and 2013, the Company issued 173,000 and 0 shares of Series D convertible preferred stock, respectively, with a par value of $0.001 per share. Each share was converted into 1.333333 shares of common stock at the option of the holder on December 31, 2014, for a total issuance of 230,667 shares on December 31, 2014.

Series E Preferred Stock

During the years ended December 31, 2014 and 2013, the Company issued 461,000 and 0 shares of Series E convertible preferred stock, respectively, with a par value of $0.001 per share. Each share was converted into 0.40 shares of common stock at the option of the holder on December 31, 2014, for a total issuance of 184,400 shares on December 31, 2014.

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Series F Preferred Stock

During the years ended December 31, 2014 and 2013, the Company issued 1,400,000 and 0 shares of Series F convertible preferred stock, respectively, with a par value of $0.001 per share. Each share is convertible into 0.333333 shares of common stock at the option of the holder on December 31, 2015. The holder of the shares is also entitled to vote at a ratio of 0.34 votes for each share of preferred stock. Any time after December 31, 2015, the Company also has the right to redeem the shares at a redemption value of $1 per share.

7.	INCOME TAXES

The difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to pre-tax income (loss) is mainly related to an increase in the valuation allowance. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Deferred income tax assets are mainly related to net operating loss carryforwards.

Management has chosen to take a 100% valuation allowance against the deferred income tax asset until such time as management believes that its projections of future profits make the realization of the deferred income tax assets more likely than not. Significant judgment is required in the evaluation of deferred income tax benefits and differences in future results from management’s estimates could result in material differences.

As of December 31, 2014, the Company is in the process of determining the exact amount of loss carryforwards that may potentially be used to offset future Federal taxable income, which will expire through 2034. In the event of statutory ownership changes, the amount of net operating loss carryforward that may be utilized in future years is subject to significant limitations.

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the years ended December 31, 2014 and 2013. The Company files income tax returns with the Internal Revenue Service (“IRS”) and the states of Arizona, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, Oregon, Pennsylvania, Texas, Utah, and Virginia. All of the Company’s tax filings are still subject to examination. The Company’s net operating loss carryforwards are subject to IRS examination until they are fully utilized and such tax years are closed.

We utilize FASB ASC 740-10, “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

The components of the income tax provision for fiscal year 2014 and 2013 were as follows:

	2014	2013
Current
Federal	$0	$0
State	0	0
	0	0
Deferred
Federal	0	0
State	0	0
	0	0

Total	$0	$0

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

A reconciliation of the expected income tax (benefit) computed using the federal statutory income tax rate to the Company’s effective income tax rate is as follows for fiscal year 2014 and 2013:

	2014	2013
Income tax computed at federal statutory tax rate	-34.0%	-34.0%
Non-deductible expenses	0.6	11.4
Change in Valuation allowance	33.4	22.6
Total	0%	0%

Significant components of the Company’s deferred tax assets and liabilities for income taxes for the fiscal years ended December 31, 2014 and 2013 are as follows:

	2014	2013
Deferred tax assets
Provision for credit losses	$200,000	$20,000
Deferred rent	10,000	16,000
Deferred expenses	600,000	600,000
Net Operating loss carryforwards	3,450,000	1,850,000
Total deferred tax assets	4,260,000	2,486,000
Less: Valuation allowance	(4,260,000)	(2,486,000)
Net deferred tax assets	$0	$0

8.	CONCENTRATION OF CREDIT RISK

The Company’s portfolio of finance receivables is with consumers living throughout Arizona, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, Oregon, Pennsylvania, Texas, Utah, and Virginia and consequently such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas.

The Company maintains cash at financial institutions which may, at times, exceed federally insured limits.

9.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its operating facilities under non-cancelable operating leases that expire through August 2016. Total rent expense for the years ended December 31, 2014 and 2013 was $250,744 and $290,985, respectively. The Company is responsible for certain operating expenses in connection with these leases. The following is a schedule, by year, of future minimum rental payments required under non-cancelable operating leases in excess of one year as of December 31, 2014:

Years ending December 31,
2015	$171,767
2016	$83,755

The Chicago, Phoenix and West Palm Beach offices were vacated in 2013 after obtaining special approval from the Illinois, Arizona and Florida Commissioners to operate the state licenses without having a physical office location in each state. The Company subleased the Chicago office in September 2014 and is currently looking to sublease the remaining two unused offices which could reduce future required rental payments.

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Legal Matters

From time to time, the Company may get involved in legal proceedings in the normal course of its business. The Company is not involved in any legal proceedings at the present time.

Professional Consulting Contract

The Company has a Professional Consulting contract with its Chief Executive Officer (“CEO”), according to which, the Company paid $300,000 plus health insurance and $1,000,000 bonus for year ended December 31, 2014. Commencing January 1, 2015 the Company is obligated to pay its CEO $1,000,000 annually plus health insurance, with a discretionary bonus to be determined by the IEG Holdings Corporation Board on December 31, 2015.

Regulatory Requirements

State statutes authorizing the Company’s products and services typically provide state agencies that regulate banks and financial institutions with significant regulatory powers to administer and enforce the law. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways, or issue new administrative rules. In addition, when the staff of state regulatory bodies change, it is possible that the interpretations of applicable laws and regulations may also change.

Net Profit Interest

The Company has a net profit interest agreement with its lender under which the Company pays 20% of its subsidiary IEC SPV LLC’s net profit to the lender (see note 4).

10.	RELATED PARTY TRANSACTIONS

Chief Executive Officer

Compensation to our Chief Executive Officer under the Professional Consulting contract totaled $1,300,000 for the year ended December 31, 2014. $1,000,000 was offset against common stock subscription and $85,989 was offset against preferred stock subscription. The balance of deferred salary amounted to $106,588 at December 31, 2014.

Compensation to our Chief Executive Officer under the Professional Consulting contract totaled $1,000,000 for the year ended December 31, 2013. $1,000,000 was offset against common stock subscription, and $1,086,834 of deferred salary from prior periods was offset against common stock subscription and deposits on preferred shares.

Consulting Fees

During the years ended December 31, 2014 and December 31, 2013, the Company paid consulting fees totaling $29,538 and $17,524, respectively, to Gilmour & Company Pty Ltd. Gilmour & Company Pty Ltd is owned by Ian Gilmour, a director of IEG Holdings Corporation.

During the years ended December 31, 2014 and December 31, 2013, the Company paid consulting fees totaling $20,000 and $1,839, respectively, to Comms Watch Pty Ltd. Comms Watch Pty Ltd is owned by Damien Mathieson, the brother of our Chief Executive Officer.

During the years ended December 31, 2014 and December 31, 2013, the Company paid consulting fees totaling $321,951 and $335,000, respectively, to Clem Tacca and related entities. Clem Tacca is a shareholder of IEG Holdings Corporation.

During the years ended December 31, 2014 and December 31, 2013, the Company paid consulting fees totaling $150,473 and $35,258, respectively to Frank Wilkie and related entities. Frank Wilkie is a shareholder of IEG Holdings Corporation.

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Rights Sale Agreement

Effective June 30, 2013, the Company entered into a Rights Sales Agreement, under which the Company acquired the Australian rights to conduct business throughout Australia, from IEG Holdings Limited ACN 131 987 838, its parent (until its shares were distributed to the ultimate shareholders of IEG Holdings Limited ACN 131 987 838).

The purchase price for the Rights Sales Agreement was $1,500,000 which was paid as follows:

Paid through advances to (payments to third parties made on behalf of) IEG Holdings Limited ACN 131 987 838	$1,074,937

Offset amounts owed from Company shareholders who are also creditors of IEG Holdings Limited ACN 131 987 838	$425,063

The cost of the Rights Sales Agreement was recorded as start-up cost in the statements of operations in accordance with ASC 720-15-25.

11.	REVERSE MERGER

On January 28, 2013 the Investment Evolution Global Corporation (“IEGC”) entered into a stock exchange agreement (the “Stock Exchange Agreement”) among IEGC, its sole shareholder IEG Holdings Limited, an Australian company (“IEG”) and IEG Holdings Corporation (f/k/a Ideal Accents, Inc.), a Florida corporation (“IEG Holdings”). Under the terms of the Stock Exchange Agreement, IEG Holdings agreed to acquire a 100% interest in the Company for 2,724,471 shares of IEG Holdings’ common stock after giving effect to a 1 for 6 reverse stock split (also adjusted for the 1-for-100 reverse stock split that took effect June 17, 2015). On February 14, 2013 IEG Holdings filed the Amended Articles with the Secretary of State of Florida changing its name from Ideal Accents, Inc. to IEG Holdings Corporation, increasing the number of shares of its authorized common stock to 1,000,000,000, $.001 par value, creation of 50,000,000 shares of “blank-check” preferred stock and effectuating a 1 for 6 reverse stock split of its issued and outstanding common stock (the “Reverse Stock Split”) pursuant to the terms of the Stock Exchange Agreement. FINRA approved the IEG Holdings Amended Articles on March 11, 2013.

On March 13, 2013 IEG Holdings completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 2,724,471 shares of IEG Holdings common stock after giving effect to the Reverse Stock Split whereby IEG Holdings acquired a 100% interest in the Company. As a result of the ownership interests of IEG in IEG Holdings and its former ownership interest in the Company, for financial statement reporting purposes, the acquisition of the Company by IEG Holdings has been treated as a reverse acquisition with IEGC being the accounting acquirer.

12.	SUBSEQUENT EVENTS

Investment Evolution Canada, LLC

On January 2, 2015 the Company formed Investment Evolution Canada, LLC, a 100% owned subsidiary of Investment Evolution Global Corporation which will be used for planned future Canadian operations.

13.	RESTATEMENT OF FINANCIAL STATEMENTS

The financial statements have been restated to retroactively reflect the 1-for-100 reverse stock split that took effect June 17, 2015.

IEG HOLDINGS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

	September 30, 2015	December 31, 2014
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,697,982	$433,712
Loans receivable - current, net, note 2	1,008,423	567,164
Other receivables	106,955	25,882
Prepaid expenses	10,384	-

TOTAL CURRENT ASSETS	2,823,744	1,026,758

PROPERTY AND EQUIPMENT, net, note 3	43,010	36,100

LOANS RECEIVABLE - LONG TERM, net, note 2	5,751,796	3,749,152

OTHER ASSETS
Security deposits	35,839	39,329
Loan costs, net	-	77,781

TOTAL OTHER ASSETS	35,839	117,110

TOTAL ASSETS	$8,654,389	$4,929,120

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$48,437	$172,139
Deferred rent	15,643	28,429
CEO accrued wages, note 9	-	106,588

TOTAL CURRENT LIABILITIES	64,080	307,156

LONG-TERM LIABILITIES
Senior debt - long-term, note 4	-	2,230,000
Deposit on preferred stock	60,000	-

TOTAL LIABILITIES	124,080	2,537,156

COMMITMENTS AND CONTINGENCIES, note 8

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 2,460,000 shares issued and outstanding, note 6	2,460	2,400
Common stock, $0.001 par value; 3,000,000,000 shares authorized, 27,481,309 and 21,581,103 shares issued and outstanding at September 30, 2015 and December 31, 2014 respectively, note 6	2,164,012	2,158,111
Additional paid-in capital	25,286,442	14,914,705
Accumulated deficit	(18,922,605)	(14,683,252)

TOTAL STOCKHOLDERS’ EQUITY	8,530,309	2,391,964

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,654,389	$4,929,120

*The consolidated financial statements have been retroactively restated to reflect the 100-for-1 reverse split that occurred on June 17, 2015

See notes to condensed consolidated unaudited Financial Statements

F-18

IEG HOLDINGS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	Three Months		Nine Months
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
REVENUES
Interest revenue	$520,373	$144,059	$1,298,112	$237,519
Other revenue	19,494	1,100	29,217	2,313

TOTAL REVENUES	539,867	145,159	1,327,329	239,832

OPERATING EXPENSES
Salaries and wages	718,532	914,610	1,551,382	1,655,392
Other operating expenses	329,441	222,623	905,721	657,508
Consulting	282,189	88,955	905,002	678,023
Provision for credit losses	213,611	142,182	793,619	344,558
Advertising	211,828	142,787	527,452	288,539
Rent	57,372	69,404	187,975	192,189
Travel, meals and entertainment	25,718	32,023	101,628	287,373
Depreciation and amortization	4,192	3,747	12,207	11,531

TOTAL OPERATING EXPENSES	1,842,883	1,616,331	4,984,986	4,115,113

LOSS FROM OPERATIONS	(1,303,016)	(1,471,172)	(3,657,657)	(3,875,281)

OTHER INCOME (EXPENSE)
Interest expense	(122,225)	(199,986)	(596,452)	(433,681)
Miscellaneous income (expense)	4,906	-	14,756	-

TOTAL OTHER INCOME (EXPENSE)	(117,319)	(199,986)	(581,696)	(433,681)

NET LOSS	$(1,420,335)	$(1,671,158)	$(4,239,353)	$(4,308,962)

Net loss per share, basic and diluted *	$(0.06)	$(0.11)	$(0.19)	$(0.37)

Weighted average number of shares, basic and diluted *	24,518,881	15,711,788	22,571,123	11,668,035

*The consolidated financial statements have been retroactively restated to reflect the 100-for-1 reverse split that occurred on June 17, 2015

See notes to condensed consolidated unaudited Financial Statements

F-19

IEG HOLDINGS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 1, 2014 THROUGH SEPTEMBER 30, 2015

			Preferred Stock														Additional
	Common Stock *		Series A		Series B		Series C		Series D		Series E		Series F		Series G		Paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, January 1, 2014	9,567,228	956,723	-	-	-	-	-	-	-	-	-	-	-	-	-	-	6,323,319	-	(9,281,498)	(2,001,456)

Issuance of shares at $0.50	6,119,914	611,991															2,447,966	-	-	3,059,957

Issuance of shares at $1.00, $1.50 and $2.00	3,038,844	303,885															2,791,833	-	-	3,095,718

Issuance of Preferred Shares	-	-	1,000,000	1,000	-	-	-	-	-	-	-	-	-	-	-	-	999,000	-	-	1,000,000

Issuance of Preferred Shares	-	-	-	-	410,000	410	-	-	-	-	-	-	-	-	-	-	409,590	-	-	410,000

Issuance of Preferred Shares	-	-	-	-	-	-	400,025	400	-	-	-	-	-	-	-	-	399,625	-	-	400,025

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	173,000	173							172,827	-	-	173,000

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	-	-	461,000	461	-	-	-	-	460,539	-	-	461,000

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	-	-	-	-	1,400,000	1,400	-	-	1,398,600	-	-	1,400,000

Conversion of Preferred Shares to Common Shares	2,855,117	285,512	-	-	(410,000)	(410)	(400,025)	(400)	(173,000)	(173)	(461,000)	(461)	-	-	-	-	(284,068)	-	-	-

Preferred Dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(204,526)	-	-	(204,526)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,401,754)	(5,401,754)

Balance, December 31, 2014	21,581,103	$2,158,111	1,000,000	$1,000	-	$-	-	$-	-	$-	-	$-	1,400,000	$1,400	-	$-	$14,914,705	$-	$(14,683,252)	$2,391,964

Issuance of shares at $1.00	4,326,086	4,326															4,321,760			4,326,086

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	-	-	-	-	600,000	600	5,669,500	5,670	6,263,231	-	-	6,269,500

Conversion of Preferred Shares to Common Shares	1,574,120	1,575	-	-	-	-	-	-	-	-	-	-	(1,750,000)	(1,750)	(4,459,500)	(4,460)	4,634	-	-	-

Preferred Dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(217,888)	-	-	(217,888)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,239,353)	(4,239,353)

Balance, September 30, 2015	27,481,309	$2,164,012	1,000,000	$1,000	-	$-	-	$-	-	$-	-	$-	250,000	$250	1,210,000	$1,210	$25,286,442	$-	$(18,922,605)	$8,530,309

*The consolidated financial statements have been retroactively restated to reflect the 100-for-1 reverse split that occurred on June 17, 2015

See notes to condensed consolidated unaudited Financial Statements

F-20

IEG HOLDINGS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	September 30, 2015	September 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,239,353)	$(4,308,962)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	793,619	344,558
Depreciation and amortization	12,207	11,531
Amortization of loan costs	77,781	40,267
Changes in assets - (increase) decrease:
Other receivables	(81,073)	-
Prepaid expenses	(10,384)	(70,570)
Deposits	3,490	-
Changes in liabilities - increase (decrease):
Accounts payable and accrued expenses	410,048	74,898
Dividends Payable		51,011
Deferred rent	(12,786)	(7,132)
Deferred salary	97,724	1,225,000

NET CASH USED IN OPERATING ACTIVITIES	(2,948,727)	(2,639,399)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans receivable originated	(4,271,850)	(2,587,016)
Loans receivable repaid	1,034,328	177,864
Advances to officer	-	(427,196)
Purchase of property & equipment	(19,117)	(2,646)

NET CASH USED IN INVESTING ACTIVITIES	(3,256,639)	(2,838,994)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	-	1,730,000
Proceeds from short-term loans	400,000	640,000
Payments on short-term loans	(400,000)	(690,000)
Repayment of senior debt	(2,230,000)	-
Deposit on stock to be issued	-	288,029
Deposit on preferred shares to be issued	60,000	1,170,061
Preferred dividends paid	(217,888)	(29,918)
Proceeds from issuance of preferred stock	5,940,000	-
Proceeds from issuance of common stock	3,917,524	4,455,650

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,469,636	7,563,822

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,264,270	2,085,429

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	433,712	281,879

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,697,982	$2,367,308

Supplemental disclosures:
Interest paid in cash	$504,500	$320,379
Income taxes paid in cash	$-	$-
Advance officer offset against accrued wages and accrued expenses	$-	$526,305
Issuance of stock in lieu of payment of accrued compensation	$261,608	$975,484
Issuance of common stock in lieu of repayment of short term loan	$-	$90,000
Issuance of preferred stock in lieu of consulting fees	$279,500	$-
Issuance of common stock in lieu of consulting fees	$146,954	$-

*The consolidated financial statements have been retroactively restated to reflect the 100-for-1 reverse split that occurred on June 17, 2015

See notes to condensed consolidated unaudited Financial Statements

F-21

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The quarterly report on Form 10-Q for the quarter ended September 30, 2015 should be read in conjunction with the Company’s financial statements for the year ended December 31, 2014, contained in the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”), pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act”), as amended, dated August 28, 2015. As contemplated by the SEC under Article 8 of Regulation S-X, the accompanying financial statements and footnotes have been condensed and therefore do not contain all disclosures required by generally accepted accounting principles. The interim financial data are unaudited, however in the opinion of IEG Holdings Corporation (“we, “our”, “us”) the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results for the interim periods. Results of interim periods are not necessarily indicative of those to be expected for the full year.

Nature of Business

The principal business activity of the Company is providing unsecured $5,000 consumer loans over a five-year term through its subsidiaries Investment Evolution Corporation and IEC SPV, LLC. The loans are offered under the consumer brand “Mr. Amazing Loans”. The Company is headquartered in Las Vegas, Nevada and originates consumer loans in the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah, and Virginia via its online platform and distribution network. The Company is a licensed direct lender with state licenses and/or certificates of authority to lend in these 16 states and offers all loans within the prevailing statutory rates.

Basis of Accounting

These consolidated financial statements include the operations of IEG Holdings Corporation and its wholly-owned subsidiaries, Investment Evolution Corporation and IEC SPV, LLC (collectively, the “Company”). All inter-company transactions and balances have been eliminated in consolidation.

In August 2015, the Company dissolved redundant subsidiary companies Investment Evolution Philippines Corporation, Investment Evolution Global Corporation and Investment Evolution Canada, LLC, as it no longer has plans to pursue international expansion.

The Company’s accounting and reporting policies are in accordance with U.S. generally accepted accounting principles and conform to general practices within the consumer finance industry.

Going Concern

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported recurring losses and has not generated positive net cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company is increasing its revenue and management intends to seek additional capital sufficient to continue operations. If the Company is not successful in raising sufficient capital, it may have to delay or reduce expenses, or curtail operations. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include short-term, highly liquid investments with an original maturity of three months or less.

F-22

Loans Receivable and Interest Income

The Company is licensed to originate consumer loans in the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah, and Virginia. During the nine months ended September 30, 2015, the Company originated $5,000 and $10,000 loans over a five-year term and during the nine months ended September 30 2014, the Company originated $2,000, $3,000, $5,000 and $10,000 loans with terms ranging from three to five years. In June 2015, the Company streamlined its product offering to $5,000 loans over a five-year term. The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 60 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At September 30, 2015, 98 loans with a total balance of $448,939 were delinquent.

Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management’s judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

Impaired Loans

The Company assesses loans for impairment individually when a loan is 90 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectable due to consumer specific circumstances.

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are being provided using the straight-line method over the estimated useful lives of the assets as follows:

Classification	Life
Computer equipment	3-5 years
Furniture and fixtures	8 years

The Company amortizes its leasehold improvements over the shorter of their economic lives, which are generally five years, or the lease term that considers renewal periods that are reasonably assured. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statement of operations.

F-23

Operating Leases

The Company’s office leases all expire (unless renewed) during 2016.

Loan Costs

Loan costs consisted of broker success fees and legal fees related to the credit facility. These costs were amortized over the period of the credit facility. Accumulated amortization of loan costs amounted to $127,704 at December 31, 2014. The loan costs were fully amortized at September 30, 2015 as the credit facility was repaid in full on August 21, 2015.

Income Taxes

We account for income taxes using the liability method in accordance with FASB Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs amounted to $527,452 and $288,539 for the nine months ended September 30, 2015 and 2014, respectively. Advertising costs amounted to $211,828 and $142,787 for the three months ended September 30, 2015 and 2014, respectively.

Earnings and Loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive. Basic and diluted loss per share has been adjusted retroactively for the 100-for-1 reverse split that occurred on June 17, 2015.

Reclassifications

Certain numbers from the prior period have been reclassified to conform to the current year presentation.

Fair Value of Financial Instruments

Carrying amounts reported in the consolidated balance sheets for receivables, accounts payable, and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

2.	LOANS RECEIVABLE

Loans receivable consisted of the following at September 30, 2015 and December 31, 2014:

	September 30, 2015	December 31, 2014
Loans receivable	$7,695,184	$4,913,279
Allowance for credit losses	(934,965)	(596,963)
Loans receivable, net	6,760,219	4,316,316
Loan receivables, current	1,008,423	567,164
Loan receivables, non current	$5,751,796	$3,749,152

F-24

A reconciliation of the allowance for credit losses consist of the following at September 30, 2015 and December 31, 2014:

	September 30, 2015	December 31, 2014
Beginning balance	$596,963	$61,319
Provision for credit losses	793,619	614,684
Loans charged off	(455,617)	(79,040)
Ending balance	$934,965	$596,963
Basis of Assessment:
Individually	$-	$-
Collectively	$934,965	$596,963

The following is an age analysis of past due receivables as of September 30, 2015 and December 31, 2014:

	31-60 Days Past Due	61-90 Days Past Due	Greater Than 91 Days	Total Past Due	Current	Total Financing Receivables
September 30, 2015	$178,105	$123,701	$325,239	$627,045	$7,068,139	$7,695,184
December 31, 2014	$65,684	$76,198	$124,397	$266,279	$4,647,000	$4,913,279

The Company’s primary credit quality indicator is the customer’s Vantage credit score as determined by Experian on the date of loan origination. The Company does not update the customer’s credit profile during the contractual term of the loan.

The following is a summary of the loan receivable balance as of September 30, 2015 and December 31, 2014 by credit quality indicator:

Credit Score	September 30, 2015	December 31, 2014
Below 575	$-	$-
576-600	225,908	299,040
601-650	3,369,352	2,180,507
651-700	2,919,605	1,737,587
701-750	959,067	558,305
751-800	174,601	113,581
801-850	46,651	24,259
	$7,695,184	$4,913,279

3.	PROPERTY AND EQUIPMENT

At September 30, 2015 and December 31, 2014, property and equipment consists of the following:

	September 30, 2015	December 31, 2014
Computer equipment	$132,016	$120,513
Furniture and fixtures	27,937	22,323
Leasehold improvements	57,102	55,102
	217,055	197,938

Less accumulated depreciation and amortization	174,045	161,838

Total	$43,010	$36,100

Depreciation of property and equipment amounted to $12,207 and $11,531 during the nine months ended September 30, 2015 and 2014, respectively. Depreciation amounted to $4,192 and $3,747 for the three months ended September 30, 2015 and September 30, 2014. Depreciation costs are included in the accompanying statements of operations in operating expenses.

F-25

4.	SENIOR DEBT

The Company had a credit facility that provided for borrowings of up to $10 million with $0 outstanding at September 30, 2015 and $2,230,000 outstanding at December 31, 2014, subject to a borrowing base formula. The Company could borrow, at its option, at the rate of 18% with a minimum advance of $25,000. Proceeds from this credit facility were used to fund loans to consumers. In July 2015, the credit facility was converted to a term loan, to be repaid monthly, with payments equal to 100% of the consumer loan proceeds, with the balance due June 1, 2016. The credit facility was repaid in full on August 21, 2015.

The credit facility remains subject to a net profit interest under which the Company will pay BFG Loan Holdings, LLC, 20% of its subsidiary IEC SPV, LLC’s “Net Profit” until 10 years from the date the loan is repaid in full. Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of an approved Refinance Event, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans. If the Refinance event shall be approved by BFG Loan Holdings, LLC and occur as set forth in the agreement, the net profit percentage shall be reduced to 10%. The Net Profit arrangement can be terminated by the Company upon a payment of $3,000,000. Net profit interest for the nine months ended September 30, 2015 and September 30, 2014 was $69,297 and $0 respectively. All loans receivable of the company are pledged as collateral at September 30, 2015 for the fulfillment of the Net Profit calculation.

5.	WORKING CAPITAL LOANS

On April 13, 2015, the Company secured a $200,000 working capital loan to expand from Dr. L. Prasad, an investor in the Company. On June 24, 2015, the Company repaid $230,000 which comprised $200,000 principal and a $30,000 facility fee which was recorded as interest expense.

On April 13, 2015, the Company secured a $100,000 working capital loan to expand from Domenic Tacca, an investor in the Company. On June 24, 2015, the Company repaid $115,000 which comprised $100,000 principal and a $15,000 facility fee which was recorded as interest expense.

On April 13, 2015, the Company secured a $100,000 working capital loan to expand from CT Super, an investor in the Company. On June 24, 2015, the Company repaid $115,000 which comprised $100,000 principal and a $15,000 facility fee which was recorded as interest expense.

6.	STOCKHOLDERS’ EQUITY

The aggregate number of shares which the Company has the authority to issue is 3,050,000,000 shares, of which 3,000,000,000 shares are common stock, par value $0.001 per share, and 50,000,000 shares are preferred stock, par value $0.001 per shares. At September 30, 2015, the Company had 27,481,309 shares of common stock issued and outstanding. At September 30, 2015, the Company also had 1,000,000, 250,000 and 1,210,000 shares of Series A, Series F, and Series G preferred stock, respectively, issued and outstanding, and no shares of Series H preferred stock issued and outstanding. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof.

The Preferred Stock accrues dividends at the rate of 12% per annum paid monthly for Series A, F and G, and 10% for Series H. Each series of preferred stock ranks pari-passu with each other series of preferred stock, and senior to the common stock of the Company, as to dividends, and upon liquidation, dissolution or a winding up of the Company. In the event of a liquidation or winding up of the Corporation, holders of the Preferred Stock shall be entitled to receive the Stated Value of $1 per share.

Series A Preferred Stock

During the nine months ended September 30, 2015 and 2014, the Company issued 0 and 1,000,000 shares of Series A convertible preferred stock, respectively, with a par value of $0.001 per share. Each share is convertible into 8 shares of common stock at the option of the holder any time after December 31, 2014. The holder of the shares is also entitled to vote at a ratio of 1001 votes for each share of preferred stock.

Series F Preferred Stock

During the nine months ended September 30, 2015 and 2014, the Company issued 600,000 and 0 shares of Series F convertible preferred stock, respectively, with a par value of $0.001 per share. The Company also issued 1,400,000 shares of Series F preferred stock with a par value of $0.001 per share on November 19, 2014.

F-26

On December 31, 2015 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series F preferred shares into shares of our common stock on the basis of 6,666/10,000 (0.6666) shares of common stock for each share of Series F preferred stock so converted. Effective June 30, 2015, holders of an aggregate of 1,750,000 shares of Series F preferred stock notified the Company of their intent to convert their Series F shares into shares of common stock. On June 30, 2015, the Company issued an aggregate of 636,300 shares of common stock to such Series F holders.

The holder of the shares is also entitled to vote at a ratio of 0.34 votes for each share of preferred stock. Any time after December 31, 2015, the Company also has the right to redeem the shares at a redemption value of $1 per share.

Series G Preferred Stock

During the nine months ended September 30, 2015 and 2014, the Company issued 5,669,500 and 0 shares of Series G convertible preferred stock, respectively, with a par value of $0.001 per share.

On December 31, 2015 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series G preferred shares into shares of our common stock on the basis of 4,000/10,000 (0.4000) shares of common stock for each share of Series G preferred stock so converted. Effective June 30, 2015, holders of an aggregate of 4,459,500 shares of Series G preferred stock notified the Company of their intent to convert their Series G shares into shares of common stock. On June 30, 2015, the Company issued an aggregate of 937,820 shares of common stock to such Series G holders.

The holder of the shares is also entitled to vote at a ratio of 0.2 votes for each share of preferred stock. Any time after December 31, 2015, the Company also has the right to redeem the shares at a redemption value of $1 per share.

Series H Preferred Stock

During the nine months ended September 30, 2015 and 2014, the Company issued 0 and 0 shares of Series H convertible preferred stock, respectively, with a par value of $0.001 per share.

On December 31, 2015 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series H preferred shares into shares of our common stock on the basis of 2,666/10,000 (0.2666) shares of common stock for each share of Series H preferred stock so converted or if the holder elects to convert on June 30, 2016, such shares shall be converted on the basis of 2,500/10,000 (0.2500) shares of common stock for each share of Series H Preferred Stock.

The holder of the shares is also entitled to vote at a ratio of 0.13 votes for each share of preferred stock. Any time after June 30, 2016, the Company also has the right to redeem the shares at a redemption value of $1 per share.

7.	CONCENTRATION OF CREDIT RISK

The Company’s portfolio of finance receivables is with consumers living throughout Alabama, Arizona, California, Florida, Georgia, Illinois, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah, and Virginia and consequently such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas.

The Company maintains cash at financial institutions which may, at times, exceed federally insured limits.

8.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its operating facilities under non-cancelable operating leases that expire through September 2016. Total rent expense for the nine months ended September 30, 2015 and 2014 was $187,975 and $192,189 respectively. For three months ended September 30, 2015 and 2014, total rent expense was $57,372 and $69,404 respectively. The Company is responsible for certain operating expenses in connection with these leases. The future minimum rental payments required under non-cancelable operating leases as of September 30, 2015 is $116,612 to be paid within the next twelve months.

The Chicago, Phoenix and West Palm Beach offices were vacated in 2013 after obtaining special approval from the Illinois, Arizona and Florida Commissioners to operate the state licenses without having a physical office location in each state. The Company subleased the Chicago office in September 2014 and is currently looking to sublease the remaining two unused offices which could reduce future required rental payments.

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Legal Matters

From time to time, the Company may be involved in legal proceedings in the normal course of its business. The Company is not involved in any legal proceedings at the present time.

Professional Consulting Contract

The Company has a professional consulting contract with its Chief Executive Officer (“CEO”), according to which, the Company paid $750,000 and health insurance plus a bonus of $225,000 for the nine months ended September 30, 2015 ($220,079 of the bonus was offset against common stock subscription). The Company is obligated to pay its CEO $1,000,000 annually plus health insurance, with a discretionary bonus to be determined by the IEG Holdings Corporation Board on December 31, 2015. The Board amended the contract as at September 30, 2015 and elected to pay $225,000 of the yearly discretionary bonus on September 30, 2015.

Regulatory Requirements

State statutes authorizing the Company’s products and services typically provide state agencies that regulate banks and financial institutions with significant regulatory powers to administer and enforce the law. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways, or issue new administrative rules. In addition, when the staff of state regulatory bodies change, it is possible that the interpretations of applicable laws and regulations may also change.

Net Profit Interest

The Company has a net profit interest agreement with its lender, under which the Company pays 20% of its subsidiary IEC SPV LLC’s net profit to the lender (see note 4).

9.	RELATED PARTY TRANSACTIONS

Chief Executive Officer

Compensation to our Chief Executive Officer under the Professional Consulting Contract totaled $975,000 for the nine months ended September 30, 2015. $220,079 was offset against common stock subscription. Compensation to our Chief Executive Officer under the Professional Consulting Contract totaled $1,225,000 for the nine months ended September 30, 2014, of which $975,484 was offset against common stock subscription.

Compensation to our Chief Executive Officer under the Professional Consulting Contract totaled $475,000 for the three months ended September 30, 2015. $220,079 was offset against common stock subscription. Compensation to our Chief Executive Officer under the Professional Consulting Contract totaled $725,000 for the three months ended September 30, 2014, which was offset against common stock subscription.

Chief Operating Officer

Compensation to our Chief Operating Officer totaled $188,846 for the nine months ended September 30, 2015. $20,000 was offset against common stock subscription. Compensation to our Chief Operating Officer totaled $161,154 for the nine months ended September 30, 2014.

Compensation to our Chief Operating Officer totaled $79,231 for the three months ended September 30, 2015. $20,000 was offset against common stock subscription. Compensation to our Chief Operating Officer totaled $56,538 for the three months ended September 30, 2014.

VP Corporate Finance

Compensation to our VP Corporate Finance totaled $121,721 for the nine months ended September 30, 2015, of which $14,029 was offset against common stock subscription. Compensation to our VP Corporate Finance totaled $132,497 for the nine months ended September 30, 2014, of which $67,112 was offset against common stock subscription.

Compensation to our VP Corporate Finance totaled $48,644 for the three months ended September 30, 2015, of which $14,029 was offset against common stock subscription. Compensation to our VP Corporate Finance totaled $94,035 for the three months ended September 30, 2014, of which $67,112 was offset against common stock subscription.

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Consulting Fees

During the nine months ended September 30, 2015 and September 30, 2014 the Company incurred director fees totaling $20,000 and $0, respectively, to Gilmour & Company Pty Ltd. During the three months ended September 30, 2015 and September 30, 2014 the Company incurred director fees totaling $7,500 and $0, respectively, to Gilmour & Company Pty Ltd. Gilmour & Company Pty Ltd is owned by Ian Gilmour, a director of IEG Holdings Corporation.

During the nine months ended September 30, 2015 and September 30, 2014 the Company incurred director fees totaling $20,000 and $0, respectively, to Matthew Banks. During the three months ended September 30, 2015 and September 30, 2014 the Company incurred director fees totaling $7,500 and $0, respectively, to Matthew Banks. Matthew Banks is a director of IEG Holdings Corporation. $12,500 of the $20,000 consulting fees incurred in the nine months ended September 30, 2015 was paid, with the remaining $7,500 offset as consideration for common stock subscriptions by Ian Banks (Matthew Bank’s father).

During the nine months ended September 30, 2015 and September 30, 2014 the Company incurred director fees totaling $20,000 and $0, respectively, to Harold Hansen. During the three months ended September 30, 2015 and September 30, 2014 the Company incurred director fees totaling $7,500 and $0, respectively, to Harold Hansen. Harold Hansen a director of IEG Holdings Corporation.

During the nine months ended September 30, 2015 and September 30, 2014 the Company incurred director fees totaling $4,500 and $0 to Comms Watch Pty Ltd. During the three months ended September 30, 2015 and September 30, 2014 the Company incurred $0 director fees to Comms Watch Pty Ltd. Comms Watch Pty Ltd is owned by Damien Mathieson, the brother of our Chief Executive Officer.

During the nine months ended September 30, 2015 and September 30, 2014 the Company incurred consulting fees totaling $257,266 and $316,019, respectively, to Clem Tacca and related entities. During the three months ended September 30, 2015 and September 30, 2014 the Company incurred consulting fees totaling $66,852 and $80,473, respectively, to Clem Tacca and related entities. Clem Tacca is a shareholder of IEG Holdings Corporation.

During the nine months ended September 30, 2015 and September 30, 2014 the Company incurred consulting fees totaling $44,750 and $10,000 respectively, to Ascendant SC Pty Ltd. During the three months ended September 30, 2015 and September 30, 2014 the Company incurred consulting fees totaling $0 and $10,000, respectively, to Ascendant SC Pty Ltd. $25,000 of the consulting fees incurred were offset as consideration for Series G Preferred Stock on June 19, 2015 and $10,000 of the consulting fees incurred were offset as consideration of common stock at September 30, 2014. Ascendant SC Pty Ltd is a shareholder of IEG Holdings Corporation.

During the nine months ended September 30, 2015 and September 30, 2014 the Company incurred consulting fees totaling $373,954 and $150,473, respectively, to Frank Wilkie and related entities. During the three months ended September 30, 2015 and September 30, 2014 the Company incurred consulting fees totaling $124,454 and $0, respectively, to Frank Wilkie and related entities. $25,000 of the $373,954 consulting fees incurred in the nine months ended September 30, 2015 was paid, with $224,500 offset as consideration for Series G Preferred Stock on June 19, 2015 and $124,454 offset as consideration for common stock subscriptions. Frank Wilkie is a shareholder of IEG Holdings Corporation.

During the nine months ended September 30, 2015 and September 30, 2014 the Company incurred consulting fees totaling $50,000 and $0, respectively, to Judith Willoughby and related entities. During the three months ended September 30, 2015 and September 30, 2014 the Company incurred consulting fees totaling $50,000 and $0, respectively, to Judith Willoughby and related entities. $30,000 of the $50,000 consulting fees incurred in the nine months ended September 30, 2015 was paid, with the remaining $20,000 offset as consideration for common stock subscriptions. Judith Willoughby is a shareholder of IEG Holdings Corporation.

10.	RIGHTS OFFERING AND CHANGE IN CONVERSION RATIO OF PREFERRED SHARES

Effective August 3, 2015, the Company commenced a rights offering to certain of its existing stockholders. Pursuant to the terms of the Series A preferred stock, the Series F preferred stock, the Series G preferred stock and the Series H preferred stock, as a result of the Company’s commencement of the rights offering, the Company adjusted the conversion ratio applicable to each series of preferred stock.

11.	SUBSEQUENT EVENTS

On October 22, 2015 the Company issued 160,000 Series H preference shares at $1 per share.

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        Units

IEG HOLDINGS CORPORATION

PROSPECTUS

Aegis Capital Corp

Through and including          , 2015 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The table below lists various expenses payable in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission (“SEC”) registration fee. All such expenses will be borne by the Company.

Type	Amount
SEC Registration Fee	$2,687
NASDAQ Listing Fee	75,000
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	10,000
Total Expenses	$117,687

Item 14. Indemnification of Directors and Officers

The Florida Business Corporation Act allows us to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our amended and restated articles of incorporation, as amended, provide that our directors and officers shall be indemnified and the Company shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law either now or hereafter.

Our amended and restated bylaws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act. Numbers of shares and exercise prices have been adjusted to reflect the 1-for-100 reverse split of the Company’s common stock effected on June 17, 2015.

Pursuant to the terms of the January 28, 2013 stock exchange agreement (the “Stock Exchange Agreement”) among Investment Evolution Global Corporation (“IEGC”), its sole stockholder IEG Holdings Limited, an Australian company (“IEG”) and our Company, we issued 2,724,471 shares of our common stock in exchange for a 100% interest in IEGC in March 2013. The securities were issued in reliance upon the exemptions provided by Section 4(a)(2), Regulation S and Section 2(a)(3), as applicable under the Securities Act of 1933, as amended (the “Securities Act”). Such securities are restricted as to their transferability as set forth in Rule 144 under the Securities Act.

On June 30, 2013, the Company issued 2,084,941 shares of common stock to the Company’s Chief Executive Officer, Mr. Paul Mathieson, for an aggregate purchase price of $1,042,471. These securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3) of the Securities Act.

During the nine months ended September 30, 2013, we issued 124,919 shares of our common stock at a price of $2.00 and $3.00 per share, and 5,125,136 shares at $0.50 per share in a private placement to pre-merger existing stockholders of the Company. The securities were issued in reliance upon the exemptions provided by Section 4(a)(2), Regulation S and Section 2(a)(3), as applicable under the Securities Act. Such securities are restricted as to their transferability as set forth in Rule 144 under the Securities Act.

During the quarter ended December 31, 2013, the Company issued 1,517,855 shares at a price of $0.50 per share in a private placement to pre-merger existing stockholders of the Company. The securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

II-1

On March 31, 2014, the Company issued 1,000,000 shares of Series A convertible preferred stock to the Company’s President and Chief Executive Officer, Mr. Mathieson, in consideration for $1,000,000. Also on March 31, 2014, the Company issued an aggregate of 410,000 shares of Series B convertible preferred stock to four accredited investors, for an aggregate purchase price of $410,000. In addition, on March 31, 2014, the Company issued an aggregate of 400,025 shares of Series C convertible preferred stock to five accredited investors, for an aggregate purchase price of $400,025. The Company also issued an aggregate of 173,000 shares of Series D convertible preferred stock to 14 accredited investors on March 31, 2014, for an aggregate purchase price of $173,000. All of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable, and Regulation S under the Securities Act.

During the quarter ended June 30, 2014, the Company issued 6,119,914 shares of its common stock at a price of $0.50 per share in a private placement to existing stockholders of the Company who were accredited investors or who were not “U.S. Persons” as defined in the Securities Act. The securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3) or Regulation S, as applicable under the Securities Act.

During the nine months ended September 30, 2014, the Company issued 8,387,401 shares of common stock at a price of $0.50, $1.00, $1.50 and $2.00 per share in private placements to existing stockholders of the Company who were accredited investors or who were not “U.S. Persons” as defined in the Securities Act. The securities were issued in reliance upon the exemptions from registration provided by Regulation D, Rule 506 and Rule 506(b) and Regulation S as promulgated by the SEC under the Securities Act.

On November 19, 2014, the Company issued 753,167 shares of common stock at a price of $1.00, $1.50 and $2.00 per share in private placements to existing stockholders of the Company. These securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

On November 19, 2014, the Company issued an aggregate of 461,000 shares of Series E preferred stock to nine accredited investors. Also on November 19, 2014, the Company issued an aggregate of 1,400,000 shares of Series F preferred stock 24 accredited investors. All of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

On November 27, 2014, the Company issued 18,190 shares of common stock at a price of $1.00 per share in a private placement to existing stockholders of the Company. All of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2), as applicable under the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series B preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series B preferred stock, all of their Series B preferred shares into shares of our common stock on the basis of 4 shares of common stock for each share of Series B preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 1,640,000 shares of common stock to the holders of our Series B preferred stock in exchange for all shares of their Series B preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series C preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series C preferred stock, all of their Series C preferred shares into shares of our common stock on the basis of 2 shares of common stock for each share of Series C preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 800,050 shares of common stock to the holders of our Series C preferred stock in exchange for all shares of their Series C preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series D preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series D preferred stock, all of their Series D preferred shares into shares of our common stock on the basis of 1.333333 shares of common stock for each share of Series D preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 230,667 shares of common stock to the holders of our Series D preferred stock in exchange for all shares of their Series D preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series E preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series E preferred stock, all of their Series E preferred shares into shares of our common stock on the basis of 0.40 shares of common stock for each share of Series E preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 184,400 shares of common stock to the holders of our Series E preferred stock in exchange for all shares of their Series E preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

II-2

On June 17, 2015, the Company issued 600,000 shares of Series F convertible preferred stock in consideration for receipt of an aggregate of $600,000. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act.

On June 22, 2015, the Company issued 5,419,500 shares of Series G convertible preferred stock in consideration for receipt of an aggregate of $5,419,500. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act.

Effective June 30, 2015, 20 holders of an aggregate of 1,750,000 shares of Series F preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series F preferred stock, their Series F preferred shares into shares of our common stock on the basis of 0.3636 shares of our common stock for each share of Series F preferred stock so converted. Accordingly, on June 30, 2015, we issued an aggregate of 636,300 shares of common stock to the 20 Series F holders in exchange for an aggregate of 1,750,000 shares of Series F preferred stock held by such Series F holders. The shares of common stock were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf.

Effective June 30, 2015, 72 holders of an aggregate of 4,459,500 shares of Series G preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series G preferred stock, their Series G preferred shares into shares of our common stock on the basis of 0.2105 shares of our common stock for each share of Series G preferred stock so converted. Accordingly, on June 30, 2015, we issued an aggregate of 938,732 shares of common stock to the 72 Series G holders in exchange for an aggregate of 4,459,500 shares of Series G preferred stock held by such Series G holders. The shares of common stock were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf.

On September 2, 2015, the Company issued an aggregate of 4,326,086 shares of the Company’s common stock to certain of its existing stockholders in consideration for receipt of an aggregate of $4,326,086. The shares of common stock were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf.

On October 22, 2015, the Company issued 160,000 shares of Series H convertible preferred stock in consideration for receipt of an aggregate of $160,000. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 6 , 2015.

IEG Holdings Corporation

By:	/s/ Paul Mathieson
Paul Mathieson,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 6, 2015.

Name	Title

/s/ Paul Mathieson	President and Chief Executive Officer and Director
Paul Mathieson	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Matthew I. Banks *	Director
Matthew I. Banks

/s/ Ian M. Gilmour *	Director
Ian M. Gilmour

/s/ Harold A. Hansen *	Director
Harold A. Hansen

*By:	/s/ Paul Mathieson
as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1 **	Form of Underwriting Agreement.

2.1	Stock Exchange Agreement among Investment Evolution Global Corporation, IEG Holdings Limited and Ideal Accents, Inc. dated as of January 28, 2013 (incorporated by reference to Exhibit 2.1 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

3.1	Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated February 22, 2013 (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated March 20, 2014 (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

3.3	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated October 27, 2014 (incorporated by reference to Exhibit 3.3 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

3.4	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated April 30, 2015 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on May 8, 2015).

3.5	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated June 17, 2015 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on June 18, 2015).

3.6	Articles of Amendment effective September 10, 2015 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on September 15, 2015).

3.7	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the registrant’s registration statement on Form S-1 filed with the Commission on April 9, 2015).

4.1	Form of Stock Certificate (incorporated by reference to Exhibit 2.1 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

4.2 *	Form of Warrant Agency Agreement by and between IEG Holdings Corporation and VStock Transfer.

4.3 *	Form of Representative’s Warrant between IEG Holdings Corporation and Aegis Capital Corp.

5.1*	Form of Opinion of the Law Office of Legal & Compliance, LLC.

10.1	Loan and Security Agreement between IEC SPV, LLC and BFG Loan Holdings, LLC dated June 11, 2012 (incorporated by reference to Exhibit 10.1 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.2	Promissory Note by IEC SPV, LLC in favor of BFG Loan Holdings, LLC dated June 11, 2012 (incorporated by reference to Exhibit 10.2 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.3	Amended and Restated Promissory Note by IEC SPV, LLC in favor of BFG Loan Holdings, LLC dated as of November 12, 2013 (incorporated by reference to Exhibit 10.3 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.4	First Amendment to Loan and Security Agreement between IEC SPV, LLC and BFG Loan Holdings, LLC dated November 12, 2013 (incorporated by reference to Exhibit 10.4 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.5	Second Amendment to Loan and Security Agreement by and between BFG Investment Holdings, LLC, IEC SPV, LLC, Investment Evolution Global Corporation, Investment Evolution Corporation and Paul J. Mathieson dated as of June 30, 2014 (incorporated by reference to Exhibit 10.5 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.6	Australian Rights Sales Agreement by and between IEG Holdings Limited and Investment Evolution Global Corporation, dated as of June 30, 2013 (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the registrant’s registration statement on Form S-1 filed with the Commission on February 13, 2015).

10.7	Services Agreement between CyberRidge, LLC and Investment Evolution Corporation dated as of March 28, 2012 (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the registrant’s registration statement on Form S-1 filed with the Commission on April 9, 2015).

10.8+	Professional Consulting Contract, dated September 30, 2015 but effective as of January 1, 2015, by and between IEG Holdings Corporation and Paul Mathieson (incorporated by reference to Exhibit 10.8 to the registrant’s quarterly report on Form 10-Q filed with the Commission on October 30, 2015).

10.9+	Professional Consulting Contract, dated September 30, 2014 but effective as of January 1, 2014, by and between Investment Evolution Global Corporation and Paul Mathieson (incorporated by reference to Exhibit 10.9 to the registrant’s quarterly report on Form 10-Q filed with the Commission on October 30, 2015).

10.10+	Professional Consulting Contract, dated February 22, 2012, by and between Investment Evolution Global Corporation and Paul Mathieson (incorporated by reference to Exhibit 10.10 to the registrant’s quarterly report on Form 10-Q filed with the Commission on October 30, 2015).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 2.1 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of the Law Office of Legal & Compliance, LLC (included in Exhibit 5.1).

*	Filed herewith.

**	To be filed by amendment.

+	Management contract or compensatory plan or arrangement.